Registration Nos. 33-63031 and 33-63031-01




          =================================================================
   =========================


                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549
                              __________________________




                                   AMENDMENT NO. 3
          <R/>
                                          TO

                                       FORM S-4

               REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                    ______________________________________________

                           TEXAS UTILITIES ELECTRIC COMPANY
                (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

               Texas                  4911                 75-1837355
        (STATE OR OTHER        (PRIMARY STANDARD         (I.R.S. EMPLOYER
        JURISDICTION OF        INDUSTRIAL                IDENTIFICATION NO.)
        INCORPORATION OR       CLASSIFICATION
         ORGANIZATION)         CODE NUMBER)

                                TU ELECTRIC CAPITAL I
                (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
          Delaware                                        To  Be Applied For
          (State of incorporation              (I.R.S. Employer Identification
          or organization)                                    No.)

                                1601 Bryan Street
                                Dallas, Texas  75201
                                 (214) 812-4600

            (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

          ROBERT A. WOOLDRIDGE, Esq.         PETER B. TINKHAM
          Worsham, Forsythe                  Texas Utilities Electric
          & Wooldridge, L.L.P.               Company
          1601 Bryan Street                  Secretary
          Dallas, Texas  75201               1601 Bryan Street
          (214) 979-3000                     Dallas, Texas 75201
                                             (214) 812-4600

                              ROBERT J. REGER, JR., Esq.
                              Reid & Priest LLP
                              40 West 57th Street
                              New York, New York  10019
                              (212) 603-2000


          (NAMES AND ADDRESSES, INCLUDING ZIP CODES, AND TELEPHONE NUMBERS,
                     INCLUDING AREA CODES, OF AGENTS FOR SERVICE)

                          __________________________________

           It is respectfully requested that the Commission send copies of all notices, orders and communications to:
                                STEPHEN K. WAITE, Esq.
                         Winthrop, Stimson, Putnam & Roberts
                                One Battery Park Plaza
                            New York, New York  10004-1490
                                    (212) 858-1000


          =================================================================
          =========================




                           TEXAS UTILITIES ELECTRIC COMPANY
                                TU ELECTRIC CAPITAL I
                                CROSS REFERENCE SHEET


            Pursuant to Item 501(b) of Regulation S-K Showing Location in Prospectus of Items of Form S-4

          A.   INFORMATION ABOUT THE TRANSACTION

               1. Forepart of the Registration Statement Facing Page of Registration Statement
                    and Outside Front Cover Page of         Cross Reference
          Sheet; Outside
                    Prospectus...........................   Front

               2.   Inside Front and Outside Back           Inside    Front
                    Cover       Page       of       Prospectus;       Cover
                    Prospectus.....................    Outside  Back  Cover
                    Page of Prospectus;
                                                       Incorporation     of
          Cetain Documents by
                                                       Reference; Available
          Information; Table
                                                       of Contents

               3.   Risk Factors, Ratio of Earnings to           Prospectus
          Summary; Risk Factors;
                    Fixed Charges, and Other                Listing     and
          Trading of Preferred

                    Information..........................   Securities  and
          Depositary Shares;
                                                       The Company; Summary
          Financial
                                                       Information

               4.   Terms of the Transaction.............   The    Exchange
                    Offer; Description of the
                                                       P r e f e r r e d
          Securities; Description of
                                                       the       Guarantee;
          Description of the
                                                       Junior  Subordinated
          Debentures; Certain
                                                       United        States
          Federal Income Tax
                                                       Considerations

               5.   Pro Forma Financial Information.....    Not Applicable

               6.   Material Contacts with the Company
                    Being Acquired......................    Not Applicable

               7.   Additional Information Required for
                    Reoffering by Persons and Parties
                    Deemed to be Underwriters...........    Not Applicable

               8.   Interests of Named Experts and
                    Counsel..............................   Experts

               9.   Disclosure of Commission Position on    Part II of  the
                    Registration Statement,
                    Indemnification for Securities Act           Item   22.
          Undertakings
                    Liabilities..........................

          B.   INFORMATION ABOUT THE REGISTRANT

               10.  Information with Respect
                    to S-3 Registrants...................   Not Applicable

               11.  Incorporation of Certain                Incorporation
                    of Certain Documents
                    Information by Reference.............   by Reference

               12.  Information with Respect to
                    S-2 or S-3 Registrants...............   Not Applicable

               13.  Not Applicable.......................   Not Applicable

               14.  Information with Respect to
                    Registrants Other Than S-3 or
                    S-2 Registrants......................   Not Applicable

          C.   INFORMATION ABOUT THE COMPANY BEING ACQUIRED

               15.  Information with Respect to S-3
                    Companies............................   Not Applicable

               16.  Information with Respect to S-2 or
                    S-3 Companies........................   Not Applicable

               17.  Information with Respect to Companies
                    Other Than S-3 or S-2 Companies......   Not Applicable

          D.   VOTING AND MANAGEMENT INFORMATION

               18.  Information if Proxies, Consents
                    or Authorizations Are To Be
                    Solicited............................   Not Applicable

               19.  Information if Proxies, Consents
                    or Authorizations Are Not to
                    Be Solicited or in an Exchange          Incorporation
          of Certain
                    Offer................................   Documents    by
          Reference

                           TEXAS UTILITIES ELECTRIC COMPANY

                       OFFER TO EXCHANGE FOR ANY OR ALL OF ITS

               7,659,300                                         6,613,700
               $1.875 Depositary Shares,                         $1.805
          Depositary Shares,
               Series A                                          Series B
               each representing 1/4 share of                    e  a  c  h
          representing 1/4 share of
               $7.50 Cumulative Preferred Stock                  $ 7 . 2 2
          Cumulative Preferred Stock
               CUSIP 882850 44 9                                 C U S I P
          882850 41 5

                                        EITHER


               TU ELECTRIC CAPITAL I                                  o   r
          Cash Only
               8.25% Trust Originated Preferred SecuritiesSM (TOPrSSM)
          in the amount of
               (liquidation preference $25.00 per Preferred Security
          $27.50 for each $1.875 Depositary  and  guaranteed to  the extent
          set forth herein         Share
               by Texas Utilities Electric Company)         $27.25 for each
          $1.805 Depositary Share
               plus a cash component of
               $2.50 for each $1.875 Depositary Share
               $2.25 for each $1.805 Depositary Share



            THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,
                       NEW YORK CITY TIME ON DECEMBER 6, 1995,
                        UNLESS THE EXCHANGE OFFER IS EXTENDED



                    Texas Utilities Electric Company (Company) hereby offers to exchange for any and all of (A) its 7,659,300 outstanding Depositary Shares, Series A, each representing 1/4 share of $7.50 Cumulative Preferred Stock ($1.875 Depositary Shares) and (B) its 6,613,700 outstanding Depositary Shares, Series B, each representing 1/4 share of $7.22 Cumulative Preferred Stock ($1.805 Depositary Shares, hereinafter from time to time, together with the $1.805 Depositary Shares, referred to as the Depositary Shares) either 8.25% Trust Originated Preferred Securities (TOPrS SM) issued by and representing undivided preferred beneficial interests (Preferred Securities) in the assets of TU Electric Capital I, a Delaware statutory business trust (TU Electric Capital) plus an additional cash component, or cash only, upon the terms and subject to the conditions set forth in this Prospectus and the accompanying Letter of Transmittal with respect to each series of Depositary Shares (each a Letter of Transmittal), which together with this Prospectus, constitutes the Exchange Offer.


               At the option of the Holder thereof, the Company will exchange each Depositary Share validly tendered and accepted by the Company for the following consideration: either Preferred Securities with a liquidation preference of $25.00 plus a cash component of $2.50 or cash only in the amount of $27.50 for each $1.875 Depositary Share; and either Preferred Securities with a liquidation preference of $25.00 plus a cash component of $2.25 or cash only in the amount of $27.25 for each $1.805 Depositary Share. In addition, as part of the Exchange Offer, the Holders (as defined herein) of Depositary Shares accepted for exchange will be entitled to receive cash equal to the accrued and unpaid dividends on such shares accumulating after October 1, 1995 to the Closing Date (as defined herein), in lieu of such dividends, on their Depositary Shares accepted for exchange, such amount, without interest (Payment in Lieu of Accumulated Dividends), to be payable on the Closing Date.



               Holders of Depositary Shares may participate in the Exchange Offer by properly completing and signing the applicable Letter of Transmittal and tendering their Depositary Shares in accordance
          with  the   instructions  contained  in  THE   EXCHANGE  OFFER
          "Procedures  for   Tendering"  herein  and  in   such  Letter  of
          Transmittal on or prior to the Expiration Date (as defined herein). A Holder of Depositary Shares who desires to tender such shares and whose certificates for such shares are not immediately available, or who cannot comply in a timely manner with the procedure for book-entry transfer, may tender such shares by following procedures for guaranteed delivery set forth in THE EXCHANGE OFFER - "Procedures for Tendering - Guaranteed Delivery." Tenders of Depositary Shares of either series pursuant to the Exchange Offer may be withdrawn from the Exchange Offer at any time on or prior to the Expiration Date with respect to such series, and, unless the Company has accepted such
          Depositary Shares for exchange, at any time after January 5, 1996. Depositary Shares that have been withdrawn may be retendered prior to the Expiration Date with respect to such series for exchange for the same or a different form of offered consideration.



               For  a description of the other terms of the Exchange Offer, see THE EXCHANGE OFFER "Terms of the Exchange Offer"; "Expiration Date; Extensions; Amendments; Termination"; and "Withdrawal of Tenders" herein; and the applicable Letter of

          Transmittal for each series of Depositary Shares. The Company expressly reserves the right to extend, amend or modify the terms of the Exchange Offer with respect to the Depositary Shares of either series, and not to accept for exchange Depositary Shares of either series at any time on or prior to the Expiration Date with respect to such series, for any reason, including, without limitation, if fewer than 100,000 Depositary Shares of such series would remain outstanding upon acceptance of those tendered (which condition may be waived by the Company). The Company has not set a date beyond which the Exchange Offer will not be extended. See THE EXCHANGE OFFER - "Expiration Date; Extensions; Amendments; Termination."



               SEE RISK FACTORS BEGINNING ON PAGE 14 FOR CERTAIN INFORMATION RELEVANT TO THE EXCHANGE OFFER AND AN INVESTMENT IN THE PREFERRED SECURITIES, INCLUDING THE PERIOD AND CIRCUMSTANCES DURING AND UNDER WHICH PAYMENT OF DISTRIBUTIONS ON THE PREFERRED SECURITIES MAY BE DEFERRED AND CERTAIN RELATED FEDERAL INCOME TAX CONSEQUENCES.


            THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
          AND EXCHANGE  COMMISSION  OR BY  ANY  STATE SECURITIES COMMISSION
          NOR
               HAS THE SECURITIES AND EXCHANGE  COMMISSION OR ANY STATE
          SECURITIES
              COMMISSION  PASSED UPON  THE ACCURACY OR ADEQUACY OF THIS
                 PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                                  CRIMINAL OFFENSE.

                        --------------------------------------

                   The Dealer Managers for the Exchange Offer are:

          MERRILL LYNCH & CO.

                         GOLDMAN, SACHS & CO.

                                   LEHMAN BROTHERS

                                             SMITH BARNEY INC.

                          ----------------------------------

                   The date of this Prospectus is November 7, 1995.


          SM"Trust Originated Preferred Securities" and "TOPrS" are service marks of Merrill Lynch & Co.
                                        (cover continued on following page)

               The Company, a Texas corporation, is the owner of the undivided common beneficial interests in the assets of TU Electric Capital (Common Securities, together with the Preferred Securities herein referred to as the Trust Securities). The Bank of New York and The Bank of New York (Delaware) are the Property Trustee and the Delaware Trustee, respectively, and three individuals who are employees of the Company or its affiliates are the Administrative Trustees of TU Electric Capital. TU Electric Capital exists for the sole purpose of issuing Trust Securities to the Company in exchange for, and holding as trust assets, 8.25% Junior Subordinated Debentures, Series A, due September 30, 2030, issued by the Company (Junior Subordinated Debentures) in an aggregate principal amount equal to the aggregate liquidation preference of the Trust Securities. The Preferred Securities will have a preference under certain circumstances with respect to cash distributions and amounts payable on liquidation, redemption or otherwise over the Common Securities. See DESCRIPTION OF THE PREFERRED SECURITIES - "Subordination of Common Securities."



               Holders of the Preferred Securities will be entitled to receive cumulative cash distributions accruing from the date of original issuance and payable quarterly in arrears on the last day of March, June, September and December of each year, commencing December 31, 1995, at the per annum rate of 8.25% of the
          liquidation preference  amount thereof.   Interest on  the Junior
          Subordinated Debentures is the sole source of income for TU Electric Capital from which payment of distributions on the Preferred Securities can be made. The Company has the right to defer payments of interest on the Junior Subordinated Debentures by extending the interest payment period thereon at any time for up to 20 consecutive quarters (each such extended payment period, an Extension Period), provided that the aggregate interest payment period, as so extended, may not exceed 20 consecutive quarterly interest payment periods or extend beyond the maturity
          of  the Junior Subordinated Debentures.   Upon the termination of
          any Extension Period and the payment of all amounts then due, including interest on deferred interest payments, the Company may elect a new Extension Period, subject to the above requirements.



               If interest payments are so deferred, distributions on the Preferred Securities will also be deferred to such extent. During an Extension Period, distributions will continue to accrue, and Holders of Preferred Securities will be required to accrue income for United States federal income tax purposes. Cash distributions in arrears will bear interest thereon at the rate per annum of 8.25% of the liquidation preference amount of $25 per Preferred Security (to the extent permitted by applicable law), compounded quarterly. See DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES - "Option to Extend Interest Payment

          Period" and CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES
          - "Original Issue Discount." During an Extension Period, the Company may not declare or pay dividends on (other than dividends paid in shares of Common Stock of the Company) or redeem or acquire, any of its capital stock, redeem any indebtedness that is pari passu with the Junior Subordinated Debentures or make any guarantee payment with respect to the foregoing. Any Extension Period with respect to payment of interest on the Junior
          Subordinated Debentures, other Debt Securities (as defined herein) or on any similar securities will apply to all such securities and will also apply to distributions with respect to the Preferred Securities and all other securities with terms substantially the same as the Preferred Securities. Based upon the Company's current financial condition and, in light of the restriction on payment of dividends on the Company's securities during an Extension Period, the Company believes that an extension of a distribution payment period on the Preferred Securities is currently unlikely and has no current intention to cause such an extension. See DESCRIPTION OF THE PREFERRED SECURITIES - "Distributions."


               The payment of distributions out of moneys held by TU Electric Capital and payments on liquidation of TU Electric Capital or the redemption of Preferred Securities, as set forth below, are guaranteed by the Company to the extent TU Electric Capital has sufficient funds available to make such payments (Guarantee). See DESCRIPTION OF THE GUARANTEE. If the Company fails to make interest payments on the Junior Subordinated Debentures held by TU Electric Capital, TU Electric Capital will have insufficient funds to pay distributions on the Preferred Securities. The Guarantee does not cover payment of distributions when TU Electric Capital does not have sufficient funds to pay such distributions. In such event, the Holders of Preferred Securities would be required to rely on enforcement of the rights of TU Electric Capital under the Junior Subordinated Debentures held by TU Electric Capital. The Company's obligations under the Guarantee are subordinate and junior in right of payment to all other liabilities of the Company except any liabilities that may be made pari passu expressly by their terms. The Company may organize trusts similar to TU Electric Capital for the purpose of issuing securities similar to the Preferred Securities. It is expected that junior subordinated debentures or other Debt Securities of the Company that are pari passu with the Junior Subordinated Debentures will be issued in connection with the issuance of any such securities. Any extension period with respect to any such junior subordinated debentures of the Company will apply to the Junior Subordinated Debentures, any other Debt Securities, any similar securities, the Preferred Securities and any securities substantially the same as the Preferred Securities.

               The Preferred Securities are subject to mandatory redemption upon repayment of the Junior Subordinated Debentures at maturity or upon their earlier redemption. See DESCRIPTION OF THE PREFERRED SECURITIES "Redemption Procedures." The Company will have the option at any time on or after November 1, 2001, upon not less than 45 days' notice, to redeem the Junior Subordinated Debentures, in whole or in part. The Company also will have the right at any time, upon the occurrence of a Tax Event (as defined herein), to cause the termination of TU Electric Capital and, in connection therewith, after satisfaction of creditors of TU Electric Capital, if any, to distribute Junior Subordinated
          Debentures to the Holders of Preferred Securities or, under certain circumstances, to redeem, in whole or in part, the Junior Subordinated Debentures. Any redemption of the Preferred Securities and the Common Securities by TU Electric Capital will be, upon not less than 30 days' nor more than 60 days' notice to the Holders thereof, in amounts having an aggregate liquidation preference equal to the aggregate principal of Junior Subordinated Debentures to be redeemed at a redemption price of 100% of such liquidation preference amount, plus accrued and unpaid distributions and interest thereon, if any, to the redemption date. Each class of the Trust Securities will be redeemed in proportion to the percentage they represent of all the Trust Securities. See DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES - "Optional Redemption"; also, for a comparison of the redemption terms of the Preferred Securities and the Depositary Shares, see PROSPECTUS SUMMARY - "Comparison of Preferred Securities and Depositary Shares."



               The Junior Subordinated Debentures are subordinated and junior in right of payment to all Senior Indebtedness (as defined herein) of the Company. As of September 30, 1995, the Company had approximately $7.5 billion of principal amount of indebtedness for borrowed money and capital lease obligations constituting Senior Indebtedness (as defined herein). See DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES - "Subordination" and DESCRIPTION OF THE PREFERRED SECURITIES.



               In the event of the liquidation of TU Electric Capital, the Holders of the Trust Securities will be entitled to receive Junior Subordinated Debentures in an aggregate principal amount of $25 for each security or, in certain circumstances, a liquidation preference of $25 for each security, plus accrued and unpaid distributions thereon to the date of payment, subject to certain limitations. See DESCRIPTION OF THE PREFERRED SECURITIES
          - "Liquidation Distribution upon Termination."


               Application will be made to list the Preferred Securities on the New York Stock Exchange (NYSE).

               The Depositary  Shares are listed and  principally traded on
          the NYSE.   On September 27,  1995, the last full  day of trading
          prior to the first public announcement of the proposal to make the Exchange Offer, the closing sales prices of the Depositary Shares on the NYSE, as reported on the composite tape, were $24.625 per $1.875 Depositary Share and $24.25 per $1.805
          Depositary Share, respectively. On November 6, 1995, the last full day of trading prior to the commencement of the Exchange
          Offer, the closing prices on the NYSE, as reported on the composite tape, were $25.875 per $1.875 Depositary Share and $25. 50 per $1.805 Depositary Share, respectively. Holders of the Depositary Shares are urged to obtain current market quotations
          for such Depositary  Shares.   To the extent  that the  aggregate
          market value of the Depositary Shares of either series tendered and accepted in the Exchange Offer results in the number of Holders of outstanding Depositary Shares of such series to be less than 100,000, the Company would be required to delist the Depositary Shares of such series from the NYSE pursuant to NYSE rules and regulations and the trading market for untendered Depositary Shares of such series could be adversely affected. See LISTING AND TRADING OF PREFERRED SECURITIES AND DEPOSITARY SHARES.


               For United States federal income tax purposes, the exchange of Depositary Shares for either Preferred Securities and a cash component or for cash only pursuant to the Exchange Offer will be a taxable transaction. In addition, the Junior Subordinated Debentures will be treated as having been issued with original issue discount (OID) which will require Holders of Preferred Securities to include their pro rata share of OID in gross income as it accrues on the Junior Subordinated Debentures in advance of the receipt of cash. For a discussion of these and other United States federal income tax considerations relevant to the Exchange Offer, see CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES.

               The Preferred Securities constitute a new issue of securities with no established trading market. While the Company will apply to have the Preferred Securities listed on the NYSE, there can be no assurance that an active trading market for the Preferred Securities will develop or be sustained in the future.


               Merrill Lynch & Co., Goldman, Sachs & Co., Lehman Brothers Inc. and Smith Barney Inc. have been retained as Dealer Managers to solicit tenders of Depositary Shares pursuant to the Exchange Offer. See THE EXCHANGE OFFER - "Dealer Managers." The Dealer Managers may receive additional compensation if they also perform services as a Soliciting Dealer (as defined herein). See the next paragraph and FEES AND EXPENSES; TRANSFER TAXES.

               Subject to the receipt of a properly completed and duly executed Notice of Solicited Tenders as described herein, the Company will pay to any Soliciting Dealer a solicitation fee of $.50 per Depositary Share validly tendered, accepted by the Company and exchanged for a Preferred Security plus cash or $.375 per Depositary Share validly tendered, accepted by the Company and exchanged for cash only, in each case pursuant to the Exchange Offer. See FEES AND EXPENSES; TRANSFER TAXES.



               D.F. King & Co., Inc. has been retained to act as Information Agent and Chemical Mellon Shareholder Services, L.L.C. has been retained to act as Exchange Agent to assist with the Exchange Offer.


               Questions and requests for assistance may be directed to the Dealer Managers or the Information Agent as set forth on the back cover of this Prospectus. Requests for additional copies of this Prospectus, any Letter of Transmittal and the Notice of Guaranteed Delivery may be directed to the Information Agent.


                                  TABLE OF CONTENTS

                                                                       Page
                                                                       ----

          INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE . . . . . . . . 4

          AVAILABLE INFORMATION . . . . . . . . . . . . . . . . . . . . . 4

          PROSPECTUS SUMMARY  . . . . . . . . . . . . . . . . . . . . . . 6

          RISK FACTORS  . . . . . . . . . . . . . . . . . . . . . . . .  14

          THE COMPANY . . . . . . . . . . . . . . . . . . . . . . . . .  18

          TU ELECTRIC CAPITAL . . . . . . . . . . . . . . . . . . . . .  18

          SUMMARY FINANCIAL INFORMATION . . . . . . . . . . . . . . . .  19

          RATE PROCEEDINGS  . . . . . . . . . . . . . . . . . . . . . .  20

          THE EXCHANGE OFFER  . . . . . . . . . . . . . . . . . . . . .  21

          LISTING  AND  TRADING  OF  PREFERRED  SECURITIES  AND  DEPOSITARY
          SHARES  . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

          FEES AND EXPENSES; TRANSFER TAXES . . . . . . . . . . . . . .  29

          DESCRIPTION OF THE PREFERRED SECURITIES . . . . . . . . . . .  30

          DESCRIPTION OF THE GUARANTEE  . . . . . . . . . . . . . . . .  39

          DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES . . . . . .  41

          DESCRIPTION OF CERTAIN TERMS OF THE DEPOSITARY SHARES . . . .  50

          CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES . . . .  51

          EXPERTS . . . . . . . . . . . . . . . . . . . . . . . . . . .  54

          LEGALITY  . . . . . . . . . . . . . . . . . . . . . . . . . .  55

                                 ____________________

               NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE EXCHANGE OFFER, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MAY NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY TU ELECTRIC CAPITAL, THE COMPANY, THE TRUSTEES OR THE DEALER MANAGERS. NEITHER TU ELECTRIC CAPITAL NOR THE COMPANY IS AWARE OF ANY JURISDICTION IN WHICH THE MAKING OF THE EXCHANGE OFFER IS NOT IN COMPLIANCE WITH APPLICABLE LAW. IF TU ELECTRIC CAPITAL OR THE COMPANY BECOMES AWARE OF ANY JURISDICTION IN WHICH THE MAKING OF THE EXCHANGE OFFER WOULD NOT BE IN COMPLIANCE WITH APPLICABLE LAW, TU ELECTRIC CAPITAL AND THE COMPANY WILL MAKE A GOOD FAITH EFFORT TO COMPLY WITH SUCH LAW. IF, AFTER SUCH GOOD FAITH EFFORT, TU ELECTRIC CAPITAL AND THE COMPANY CANNOT COMPLY WITH ANY SUCH LAW, THE EXCHANGE OFFER WILL NOT BE MADE TO (NOR WILL TENDERS BE ACCEPTED FROM OR ON BEHALF
          OF) HOLDERS RESIDING IN SUCH JURISDICTIONS. IN ANY JURISDICTION WHERE THE SECURITIES, BLUE SKY OR OTHER LAWS REQUIRE THE EXCHANGE OFFER TO BE MADE BY OR THROUGH A LICENSED BROKER OR DEALER, THE EXCHANGE OFFER IS BEING MADE ON BEHALF OF TU ELECTRIC CAPITAL AND THE COMPANY BY THE DEALER MANAGERS OR ONE OR MORE REGISTERED BROKERS OR DEALERS LICENSED UNDER THE LAWS OF SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY EXCHANGE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH HEREIN OR IN THE AFFAIRS OF TU ELECTRIC CAPITAL OR THE COMPANY SINCE THE DATE HEREOF.

                   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


               The following documents filed by the Company under File No. 0-11442 with the Securities and Exchange Commission (Commission) pursuant to the Securities Exchange Act of 1934, as amended (1934
          Act), are incorporated herein by reference:

                    1. Annual Report on Form 10-K for the year ended December 31, 1994 (1994 10-K).

                    2. Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995 and June 30, 1995.


                    3. Current Reports on Form 8-K, dated October 17, 1995 and October 26, 1995.


               All documents subsequently filed  by the Company pursuant to
          Section 13(a), 13(c), 14 or 15(d) of the 1934 Act and prior to the termination of the offering hereunder shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. The documents which are incorporated by reference in this Prospectus are
          sometimes   hereinafter   referred   to   as   the  "Incorporated
          Documents."

               Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

               THE COMPANY HEREBY UNDERTAKES TO PROVIDE WITHOUT CHARGE TO EACH PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM A COPY OF
          THIS PROSPECTUS HAS BEEN DELIVERED, ON THE WRITTEN OR ORAL REQUEST OF ANY SUCH PERSON, A COPY OF ANY OR ALL OF THE DOCUMENTS REFERRED TO ABOVE WHICH HAVE BEEN OR MAY BE INCORPORATED IN THIS PROSPECTUS BY REFERENCE, OTHER THAN EXHIBITS TO SUCH DOCUMENTS (UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO SUCH DOCUMENTS). REQUESTS SHOULD BE DIRECTED TO PETER B. TINKHAM, SECRETARY, TEXAS UTILITIES ELECTRIC COMPANY, 1601 BRYAN STREET, DALLAS, TEXAS 75201, TELEPHONE NUMBER (214) 812-4600.

                                AVAILABLE INFORMATION

               The Company is subject to the informational requirements of the 1934 Act and in accordance therewith files reports and other information with the Commission. Such reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: Chicago Regional Office, Citicorp Center, 500 West Madison, Suite 1400, Chicago, Illinois 60661; and New York Regional Office, 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Depositary Shares are listed on the NYSE, where reports and other information concerning the Company may be inspected.

               Securityholders of the Company may obtain, upon request, copies of an Annual Report on Form 10-K containing financial statements as of the end of the most recent fiscal year audited and reported upon (with an opinion expressed) by independent auditors.

               No separate financial statements of TU Electric Capital are included herein. The Company considers that such financial statements would not be material to Holders of the Preferred Securities because the Company is a reporting company under the Exchange Act and TU Electric Capital has no independent operations, but exists for the sole purpose of issuing the Trust SecuritiesandholdingastrustassetstheJuniorSubordinatedDebentures.

               TU Electric Capital will not file separate reports under the 1934 Act. The obligations of the Company under the Junior Subordinated Debentures to pay principal and interest, and the obligations of the Company under the Junior Subordinated Debentures and pursuant to the Trust Agreement to pay amounts equal to all expenses of TU Electric Capital, together with the Guarantee and the rights of the Holders of Preferred Securities to directly enforce the Company's obligations with respect to the Junior Subordinated Debentures, constitute a full and unconditional guarantee by the Company of payments due on the Preferred Securities. See DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES - "Additional Interest" and DESCRIPTION OF THE GUARANTEE - "Events of Default."

                                  PROSPECTUS SUMMARY

               The following is a summary of certain information contained herein and should be read in conjunction with such information contained elsewhere in this Prospectus and is subject to and qualified by reference to such information. Capitalized terms used herein have the respective meanings ascribed to them elsewhere in this Prospectus.

          THE COMPANY

               The Company was incorporated under the laws of Texas in 1982 and is an electric utility engaged in the generation, purchase, transmission, distribution and sale of electric energy wholly within the state of Texas. The principal executive offices of the Company are located at Energy Plaza, 1601 Bryan Street, Dallas, Texas 75201; and the telephone number is (214) 812-4600.

          TU ELECTRIC CAPITAL

               TU Electric Capital is a Delaware statutory business trust formed for the exclusive purposes of (i) issuing the Preferred Securities and Common Securities representing undivided beneficial interests in the assets of TU Electric Capital, (ii) holding as trust assets the Junior Subordinated Debentures and
          (iii) engaging in only those other activities necessary or incidental thereto. Upon issuance of the Preferred Securities in exchange for Depositary Shares, the Holders thereof will own all of the issued and outstanding Preferred Securities. The Company has agreed to acquire Common Securities in an amount equal to at least 3% of the total capital of TU Electric Capital and will own all of the issued and outstanding Common Securities.

          THE EXCHANGE OFFER

               PURPOSE OF THE EXCHANGE OFFER

               The purpose of the Exchange Offer is to refinance with the Preferred Securities or repurchase the Depositary Shares and to achieve certain tax efficiencies for the Company while preserving the Company's flexibility with respect to future financings. The Company expects to finance cash purchases of Depositary Shares pursuant to the Exchange Offer with the proceeds of an offer of securities similar to the Preferred Securities in a separate transaction. This refinancing will permit the Company to deduct interest payable on the Junior Subordinated Debentures (and any similar debt issued in connection with the aforementioned financing) for United States federal income tax purposes. Dividends payable on the Depositary Shares are not tax deductible by the Company. See THE EXCHANGE OFFER - "Purpose of the
          Exchange Offer." While dividends on the Depositary Shares are eligible for the dividends received deduction for corporate Holders, distributions on the Preferred Securities will not be eligible for the dividends received deduction for corporate Holders. The dividends received deduction is not available to individual, non-corporate Holders of either Preferred Securities or Depositary Shares. See "Comparison of Preferred Securities and Depositary Shares."

               TERMS OF THE EXCHANGE OFFER


               At  the option  of  the  Holder  thereof, the  Company  will exchange each Depositary Share validly tendered and accepted by the Company for the Holder's selection from the following consideration: either a Preferred Security with a liquidation preference of $25.00 plus a cash component of $2.50 or cash only in the amount of $27.50 for each $1.875 Depositary Share, or either a Preferred Security with a liquidation preference of $25.00 plus a cash component of $2.25 or cash only in the amount of $27.25 for each $1.805 Depositary Share, in each case, upon the terms and subject to the conditions set forth herein and in the applicable Letter of Transmittal. In addition, as part of the Exchange Offer, Holders of Depositary Shares accepted for exchange will be entitled to receive the applicable Payment in Lieu of Accumulated Dividends, payable on the Closing Date. See THE EXCHANGE OFFER -"Terms of the Exchange Offer."


               EXPIRATION DATE; WITHDRAWALS

               Upon the terms and subject to the conditions of the Exchange Offer, the Company intends to accept for exchange any and all of the Depositary Shares validly tendered and not withdrawn prior to 12 midnight, New York City time, on December 6, 1995, or if the Exchange Offer is extended with respect to either series of Depositary Shares by the Company, in its sole discretion, the latest date and time to which the Exchange Offer with respect to such series has been extended (with respect to each such series, the Expiration Date). Tenders of Depositary Shares pursuant to the Exchange Offer may be withdrawn at any time prior to the applicable Expiration Date and, unless accepted for exchange by the Company, may be withdrawn at any time after January 5, 1996. Depositary Shares that have been withdrawn may be retendered for exchange for the same or a different form of offered consideration. See THE EXCHANGE OFFER - "Withdrawal of Tenders"; "Expiration Date; Extensions; Amendments; Termination."


               EXTENSIONS; AMENDMENTS; TERMINATION


               The Company expressly reserves the right, in its sole discretion, to (i) extend, amend or modify the terms of the Exchange Offer with respect to either series of Depositary Shares in any manner and (ii) withdraw or terminate the Exchange Offer with respect to such series and not accept for exchange any Depositary Shares, at any time on or prior to the Expiration Date with respect to such series for any reason, including (without limitation) if fewer than 100,000 Depositary Shares of such series would remain outstanding upon acceptance of those tendered (which condition may be waived by the Company). The Company may therefore amend the annual distribution rate and/or the amount of the cash component to be paid upon the exchange of Preferred Securities for Depositary Shares and may independently change the amount of cash only to be paid for each Depositary Share, in each case, with respect to any or both series of Depositary Shares. The Company has not set a date beyond which the Exchange Offer with respect to either series of Depositary Shares will not be extended. See THE EXCHANGE OFFER - "Expiration Date; Extensions; Amendments; Termination."


               PROCEDURES FOR TENDERING


               Each Holder of Depositary Shares wishing to participate in the Exchange Offer must (i) properly complete and sign the applicable Letter of Transmittal with respect to Depositary Shares of each series to be tendered or a facsimile thereof (all references in this Prospectus to a Letter of Transmittal shall be deemed to include a facsimile thereof) in accordance with the instructions contained herein and in such Letter of Transmittal, together with any required signature guarantees, and deliver the same to Chemical Mellon Shareholder Services, L.L.C., as Exchange Agent, on or prior to the Expiration Date and either (a) certificates for the Depositary Shares must be received by the Exchange Agent at such address or (b) book-entry transfer, as described herein, and a confirmation of such book-entry transfer must be received by the Exchange Agent, in each case on or prior to the Expiration Date or (ii) comply with the guaranteed delivery procedures described herein. See THE EXCHANGE OFFER "Procedures for Tendering."


               LETTERS OF TRANSMITTAL, CERTIFICATES FOR DEPOSITARY SHARES AND ANY OTHER REQUIRED DOCUMENTS SHOULD BE SENT ONLY TO THE EXCHANGE AGENT NOT TO THE COMPANY, THE EXCHANGE AGENT, THE DEALER MANAGERS OR THE INFORMATION AGENT.

               Special Procedure for Beneficial Owners

               Any beneficial owner whose Depositary Shares are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender such Depositary Shares should contact such registered Holder promptly and instruct such registered Holder to tender on such beneficial owner's behalf. If, however, such beneficial owner wishes to tender on its own behalf, such owner must, prior to completing and executing a Letter of Transmittal and delivering its Depositary Shares, either make appropriate arrangements to register ownership of the Depositary Shares in such owner's name or obtain a properly completed stock power from the registered Holder. The transfer of registered ownership may take considerable time and may not be able to be completed on or prior to the Expiration Date. See THE EXCHANGE OFFER - "Procedures for Tendering."

               GUARANTEED DELIVERY PROCEDURES

               If a Holder desires to accept the Exchange Offer and time will not permit a Letter of Transmittal or certificates for Depositary Shares to reach the Exchange Agent on or prior to the Expiration Date or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected in accordance with the guaranteed delivery procedures set forth in THE EXCHANGE OFFER -"Procedures for Tendering -Guaranteed Delivery."

               ACCEPTANCE OF SHARES

               The Company expressly reserves the right, in its sole discretion, to delay acceptance for exchange of Depositary Shares of either series tendered under the Exchange Offer and the delivery of the Preferred Securities and/or cash with respect to the Depositary Shares of such series accepted for exchange (subject to Rules 13e-4 and 14e-1 under the Exchange Act, which require that the Company consummate the Exchange Offer or return any Depositary Shares deposited by or on behalf of the Holders thereof promptly after the termination or withdrawal of the Exchange Offer with respect to such Depositary Shares) at any time on or prior to the Expiration Date for any reason including (without limitation) if fewer than 100,000 Depositary Shares of such series would remain outstanding upon acceptance of those tendered (which condition may be waived by the Company). See THE EXCHANGE OFFER -"Acceptance of Depositary Shares; Delivery of Preferred Securities" and "Expiration Date; Extensions; Amendments; Termination."

               All Depositary Shares not accepted pursuant to the Exchange Offer will be returned to the tendering Holders at the Company's expense as promptly as practicable following the Expiration Date.

               All Depositary Shares accepted pursuant to the Exchange Offer by the Company will be retired and canceled.

               DELIVERY OF PREFERRED SECURITIES

               Subject to the terms and conditions of the Exchange Offer, the delivery of the Preferred Securities will occur and cash payments will be made as promptly as practicable on a settlement date with respect to each series (Closing Date) following the Expiration Date with respect to such series. See THE EXCHANGE OFFER - "Acceptance of Depositary Shares; Delivery of Preferred Securities" and "Expiration Date; Extensions; Amendments; Termination."

               UNTENDERED SHARES

               Holders of Depositary Shares who do not tender their Depositary Shares in the Exchange Offer or whose Depositary Shares are not accepted for exchange will continue to hold such Depositary Shares and will be entitled to all the rights and preferences, and will be subject to all of the limitations, applicable thereto. See LISTING AND TRADING OF PREFERRED SECURITIES AND DEPOSITARY SHARES."

               DEALER MANAGERS MARKET ACTIVITY

               The Dealer Managers currently plan to make a market in the Preferred Securities following the completion of the Exchange Offer and may buy and sell the Preferred Securities on a "when and if issued" basis prior to the completion of the Exchange Offer. However, there can be no assurance that the Dealer Managers will engage in such activities or that any active market in the Preferred Securities will develop or be maintained.

               EXCHANGE AGENT AND INFORMATION AGENT


               Chemical Mellon Shareholder Services, L.L.C. has been appointed as Exchange Agent in connection with the Exchange Offer. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of
          Transmittal and requests for Notices of Guaranteed Delivery should be directed to D.F. King & Co., Inc., which has been retained by the Company to act as Information Agent for the
          Exchange Offer. The addresses and telephone numbers of the Exchange Agent and the Information Agent are set forth in THE EXCHANGE OFFER - "Exchange Agent and Information Agent" and on the outside back cover of this Prospectus.


               DEALER MANAGERS


               Merrill Lynch & Co., Goldman, Sachs & Co., Lehman Brothers Inc. and Smith Barney Inc. have been retained as Dealer Managers in connection with the Exchange Offer. Questions with respect to the Exchange Offer may be directed to Merrill Lynch & Co. at
          (212) 236-4565 (collect), to  Goldman, Sachs & Co. at  (800) 828-
          3182, to Lehman Brothers Inc. at (800) 438-3242 and to Smith Barney Inc. at (800) 813-3754. For information regarding fees payable to the Dealer Managers and Soliciting Dealers (as defined herein), see FEES AND EXPENSES; TRANSFER TAXES.


               DESCRIPTION OF PREFERRED SECURITIES


               The Preferred Securities are undivided preferred beneficial interests in the assets of TU Electric Capital and will have a preference, under certain circumstances, with respect to cash distributions and amounts payable on liquidation, redemption or otherwise over the trust interests represented by the Common Securities issued by TU Electric Capital.


               Holders of the Preferred Securities will be entitled to receive cumulative cash distributions accruing from the date of original issuance and payable quarterly in arrears on the last day of March, June, September and December of each year, commencing December 31, 1995, at the per annum rate of 8.25% of the liquidation preference amount thereof to the persons in whose names the Preferred Securities are registered at the close of business on the relevant record dates. Such distributions will originally accrue from, and include, the Closing Date and will accrue to, and include, the first distribution payment date, and thereafter will accrue from, and exclude, the last distribution payment date through which distributions have been paid. In the event that any date on which a distribution is payable on the Preferred Securities is not a Business Day (as defined herein), then such distribution will be made on the next succeeding Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.



               TU Electric Capital will hold Junior Subordinated Debentures in an aggregate principal amount equal to the liquidation preference of the Trust Securities. The Junior Subordinated Debentures are unsecured subordinated debt securities issued under an Indenture dated as of December 1, 1995, between the Company and The Bank of New York, as Trustee (Indenture). TU Electric Capital will use interest payments on the Junior Subordinated Debentures to make distributions on the Preferred Securities. The Junior Subordinated Debentures will be subordinate to all Senior Indebtedness of the Company but are senior to all capital stock of the Company.


               The Company has the right to defer payments of interest on the Junior Subordinated Debentures during Extension Periods of up to 20 consecutive quarters, provided that no single distribution payment period, as extended, may exceed 20 consecutive quarterly interest payment periods or extend beyond the maturity of the Junior Subordinated Debentures. Distributions on the Preferred Securities will accrue with interest, compounded quarterly, but will not be payable, during an Extension Period. The Company may prepay at any time all or any portion of the interest accrued during an Extension Period. Based upon the Company's current financial condition and, in light of the restriction on payment of dividends during an Extension Period, the Company believes that an extension of a distribution payment period on the Preferred Securities is unlikely and has no current intention to extend such a distribution payment period. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may elect another Extension Period. The Company will give TU Electric Capital and the Debenture Trustee notice of its election of an Extension Period prior to the earlier of (i) one Business Day prior to the record date for the distribution which would occur but for such election or (ii) the date the Company is required to give notice to the NYSE or other applicable self-regulatory organization of such record date and will cause the Trust to send notice of such election to the Holders of Preferred Securities.

               If and to the extent the Company makes interest payments on the Junior Subordinated Debentures deposited in TU Electric Capital as trust assets, the Property Trustee is obligated to make distributions promptly on the Preferred Securities. The payment of distributions on the Preferred Securities and payments on liquidation of TU Electric Capital and the redemption of Preferred Securities are guaranteed by the Company if and to the extent that TU Electric Capital has funds available therefor.

               The Junior Subordinated Debentures are redeemable, in whole or in part, on or after November 1, 2001, or at any time upon the occurrence of a Tax Event, at the option of the Company. Upon redemption of the Junior Subordinated Debentures, the Preferred Securities will be redeemed.


               Upon the  occurrence and  during the  continuation of  a Tax
          Event arising from a change in law or a change in legal interpretation or other specified circumstance, TU Electric Capital shall, unless the Junior Subordinated Debentures are redeemed in the limited circumstances described below and subject to certain other limited exceptions, be terminated, with the result that after the satisfaction of creditors of TU Electric Capital, if any, the Junior Subordinated Debentures will be distributed to the Holders of the Preferred Securities and the Common Securities on a pro rata basis, in lieu of any cash distribution. In the case of a Tax Event, the Company will have the right in certain circumstances to redeem the Junior Subordinated Debentures at any time, in which event TU Electric Capital will redeem the Trust Securities on a pro rata basis to the same extent as the Junior Subordinated Debentures are redeemed. If the Junior Subordinated Debentures are distributed to the Holders of the Preferred Securities, the Company will use its best efforts to have the Junior Subordinated Debentures listed on the New York Stock Exchange or on such other exchange as the Preferred Securities are then listed. See DESCRIPTION OF THE PREFERRED SECURITIES - "Tax Event Redemption or Distribution."

               The Company will guarantee payment, where applicable, of accrued and unpaid distributions, the redemption price and amounts due upon liquidation, to the extent TU Electric Capital has funds available therefor.

               The Trust Agreement (as defined herein) provides that the Company shall pay for all debts and obligations (other than with respect to the Trust Securities) and all costs and expenses of TU Electric Capital, including any taxes and all costs and expenses with respect thereto, to which TU Electric Capital may become subject, except for United States withholding taxes.

               No Sinking Fund will be established for the benefit of the Preferred Securities.

          CERTAIN FEDERAL INCOME TAX CONSEQUENCES

               The  exchange of  Depositary  Shares  either  for  Preferred
          Securities plus a cash component or for cash alone pursuant to the Exchange Offer will be a taxable transaction. For further discussion of this and other federal income tax matters, including the treatment of distributions with respect to the Preferred Securities as Original Issue Discount see CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES.

          COMPARISON OF PREFERRED SECURITIES AND DEPOSITARY SHARES

               The following is a brief summary of certain terms of the Preferred Securities and Depositary Shares. For a more complete description of the Preferred Securities, see DESCRIPTION OF THE PREFERRED SECURITIES; and for additional information about the Depositary Shares, see DESCRIPTION OF CERTAIN TERMS OF THE DEPOSITARY SHARES.


                              PREFERRED SECURITIES               DEPOSITARY
          SHARES
                              --------------------               ----------
          ------

          Issuer.............. TU Electric Capital           T   h   e
          Company


          Distribution/Dividend
          Rate................    8.25% per annum payable in equal
          Dividend, payable first                 quarterly   installments,
          in arrears,    calendar day of April,                  on     the
          last calendar day of March,   July, October and
                              June, September and December (each
          January of each year,
                              a Distribution Payment Date) and   out     of
          funds legally
                              accruing originally from, and    available
          therefor, when,
                              including, the date of issuance    as  and if
          declared by the
                              thereof to, and including, the first
          Company's Board of Dierctors,
                              Distribution Payment Date, and there-   a   t
          the rate of $1.875 with
                              after from, and excluding, the last
          respect to the $1.875
                              Distribution Payment Date through Depositary Shares and $1.805
                              which distributions have been paid,     with
          respect to the $1.805
                              subject to the Company's right to  Depositary
          Shares.
                              elect, from time to time, Extension
                              Periods, each of which may not     Dividends
          are cumulative.
                              exceed 20 consecutive quarterly
          Accumulated unpaid dividends
                              distribution payment periods.    do  not bear
          interest.  While
                              During any Extension Period (to    n        o
          dividends are required to
                              the extent permitted by law),    be  paid and
          such payment could
                              distributions would continue to    b        e
          deferred indefinitely, all
                              accrue, with interest thereon    dividends to
          date have been
                              compounded quarterly and would be paid when due.
                              due and payable on the last Business
                              Day of the Extension Period.



          Redemption..........     Upon redemption of the Junior
          Reedemable at the option of
                              Subordinated Debentures, which may
          Company, in whole or in part,
                              be redeemed on or after November 1,     on or
          after August 1, 2001
                              2001, at the option of the Company,     with
          respect to the $1.875
                              in whole or in part, a like amount of
          Depositary Shares and
                              Trust Securities will be redeemed on
          November 1, 2001 with respect
                              PREFERRED SECURITIES               DEPOSITARY
          SHARES
                              --------------------               ----------
          -------

                              a pro rata basis as between the two     t   o
          the $1.805 Depositary
                              classes, upon not less than 30 nor Shares on not less than 20
                              more than 60 days' notice, at 100% of   days'
          notice, at $25.00 per
                              the liquidation preference amount of
          share, plus accrued and unpaid
                              the Preferred Securities redeemed p l u s accrued and unpaid plus accrued distributions and unpaid
          dividends, if any, to the
                              interest thereon, if any, to the   redemption
          date.
                              redemption date.

          Tax Event
            Distribution
            or Redemption.... Upon occurrence of a Tax Event, after   N   o
          comparable provision.
                              satisfaction of creditors of TU
                              Electric Capital, if any, distribution
                              of Junior Subordinated Debentures will
                              be made to Holders or, in certain
                              circumstances at the option of the
                              Company, may be redeemed in whole or
                              in part. In such event, a like amount
                              of Preferred Securities would be redeemed.




          Maturity Date...... Subject to mandatory redemption on the  N   o
          maturity date and not
                              maturity date of the Junior Subordi-
          subject to mandatory
                              nated Debentures, September 30, 2030.
          redemption.



          Subordination...... Junior Subordinated Debentures will
          Subordinated to claims of
                              be subordinated to all existing and
          creditors of the Company,
                              future Senior Indebtedness of the  including
          Holders of the
                              Company and senior to all capital  Comany's
          outstanding Senior
                              stock of the Company, including the
          Indebtedness and other Debt
                              Depositary Shares.  As of September
          Securities and the Junior
                              30, 1995, approximately $7.5 billion
          Subordinated Debentures,
                              of such Senior Indebtedness was out-    pari
          passu as to dividends
                              standing.  Payments on the Preferred    a n d
          liquidation preference
                              Securities are fully and uncondi-  with   all
          other Preferred
                              tionally guaranteed by the Company Stock   of
          the Company and
                              to the extent of funds available to
          senior to the Common Stock
                              TU Electric Capital.  The obligations   o   f
          the Company.
                              of the Company on the Guarantee are
                              subordinated to all Senior Indebted-
                              ness.  The Trust Agreement provides
                              that the Company shall pay for all
                              debts and obligations (other than with
                              respect to the Trust Securities) and
                              all costs and expenses of TU Electric
                              Capital, including any income taxes,
                              duties and other governmental charges,
                              and all costs and expenses with respect
                              thereto, to which TU Electric Capital
                              may become subject, except for United
                              States withholding taxes.

                              PREFERRED SECURITIES               DEPOSITARY
          SHARES
                              --------------------               ----------
          -------

          Listing............ Application will be made to list the    T h e
          Depositary Shares are
                              Preferred Securities on the NYSE. listed on the NYSE. How-
                                                               ever,    see
          LISTING AND
                                                               TRADING   OF
          PREFERRED
                                                               SECURITIES
          AND DEPOSITARY
                                                               SHARES.

          Dividends Received
          Deduction.......... Distributions will not be eligible
          Dividends are eligible for
                              for the dividends received deduction    t h e
          dividends received
                              for any Holders.                   deduction
          for corporate
                                                               Holders.
          The dividends
                                                               received
          deduction is not
                                                               available to
          individual,
                                                               n  o  n  -
          corporate Holders.

          Voting Rights/
          Enforcement........ Subject to the Company's right to  If     any
          four full quarterly
                              extend payment as described under  dividends
          on any class of
                              DESCRIPTION OF THE PREFERRED       t   h   e
          Company's preferred
                              SECURITIES -  "Distributions."   s t o c k ,
          including the
                              Holders will have the right to   cumulative
          preferred stock
                              receive distributions as and when underlying the Depositary
                              due but have only limited voting   Shares,
          are in default, the
                              rights, exercisable in the event of
          Holders of all preferred
                              a proposed change in the terms of  stock,
          including the
                              the Preferred Securities or with   Holders of
          the Depositary
                              respect to certain actions following
          Shares, will become
                              an Event of Default and selection of
          entitled, voting as one
                              Successor Trustees. The Property class, to elect a majority
                              Trustee has the power to exercise  of     the
          Board of Directors.
                              all rights under the Indenture with     When
          entitled to vote, each
                              respect to the Junior Subordinated
          Holder of Depositary Shares
                              Debentures and is also authorized shall have one quarter (1/4)
                              to enforce the Guarantee on behalf      o   f
          one vote for each share
                              of holders of the Preferred        held    of
          record by such
                              Securities.  The holders of the    Holder.
                              Preferred Securities will have the
                              right to direct the Property Trustee
                              with respect to certain matters
                              under the Trust Agreement and the
                              Guarantee and to take action directly
                              in certain circumstances to enforce
                              their rights thereunder.

                                     RISK FACTORS

               None of TU Electric Capital, its Trustees, the Company or the Company's Board of Directors makes any recommendation to Holders of Depositary Shares as to whether to tender all or any shares of Depositary Shares in the Exchange Offer or to elect to receive as consideration for any Depositary Shares tendered either Preferred Securities plus a cash component or cash only. Holders of Depositary Shares should carefully consider the following risk factors with respect to the Exchange Offer and the Preferred Securities:

          EXCHANGE IS TAXABLE EVENT

               The exchange of Depositary Shares for either Preferred Securities and a cash component or for cash only pursuant to the Exchange Offer will be a taxable event. Accordingly, in the event of an exchange for Preferred Securities and cash, gain or loss will be recognized in an amount equal to the difference between the fair market value of the Preferred Securities received in the exchange plus the cash received in the exchange, including the Payment in Lieu of Accumulated Dividends, and the exchanging shareholder's tax basis in the Depositary Shares surrendered. In the event of an exchange for cash only, gain or loss will be recognized in an amount equal to the difference between the cash received and the shareholder's tax basis in the Depositary Shares surrendered. See CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES. Exchanging Holders who elect to receive Preferred Securities and who have a taxable gain could incur a tax liability that exceeds the amount of cash received in the exchange. All Holders of Depositary Shares are advised to consult their own tax advisors regarding the federal, state, local and other tax consequences of the exchange of Preferred Securities for Depositary Shares.

          DEPENDENCE OF TU ELECTRIC CAPITAL ON THE COMPANY FOR FUNDS; SUBORDINATION OF GUARANTEE AND JUNIOR SUBORDINATED DEBENTURES

               The ability of TU Electric Capital to pay amounts due on the Preferred Securities is solely dependent upon the Company making payments on the Junior Subordinated Debentures as and when required.


               The   Company's  obligations   under   the   Guarantee   are
          subordinated and junior in right of payment to all other liabilities of the Company, except any liabilities that may be made pari passu expressly by their terms. The obligations of the Company under the Junior Subordinated Debentures are subordinated and junior in right of payment to Senior Indebtedness of the Company. As of June 30, 1995, Senior Indebtedness of the Company aggregated approximately $7.5 billion. There are no terms of the Preferred Securities, the Junior Subordinated Debentures or the Guarantee that limit the Company's ability to incur additional indebtedness, including indebtedness that would rank senior to the Junior Subordinated Debentures and the Guarantee. See DESCRIPTION OF THE GUARANTEE - "Status of the Guarantee", DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES - "Subordination" and PROSPECTUS SUMMARY -"Comparison of Preferred Securities and Depositary Shares."


          PAYMENT DELAY UPON EXERCISE OF OPTION  TO EXTEND INTEREST PAYMENT
          PERIOD

               The Company has the right under the Indenture to extend the interest payment period from time to time on the Junior Subordinated Debentures, for a period not exceeding 20 consecutive quarters. Upon the termination of any such Extension Period and the payment of all amounts then due, the Company may select an additional Extension Period, subject to the requirements described herein. During any such Extension Period, quarterly distributions on the Preferred Securities would be deferred (but would continue to accrue with interest thereon compounded quarterly) by TU Electric Capital. In the event that the Company exercises this right, during the Extension Period the Company may not declare or pay dividends or distributions (other than dividends or distributions in Common Stock of the Company) on, or redeem, purchase, acquire, or make a liquidation payment with respect to any of its capital stock, redeem any indebtedness that is pari passu with the Junior Subordinated Debentures or make any guarantee payment with respect to the foregoing. Prior to the termination of any such Extension Period, the Company may further extend the interest payment period, provided that such Extension Period together with all such previous and further extensions thereof may not exceed 20 consecutive quarters and that such extended interest payment period may not extend beyond the maturity date of the Junior Subordinated Debentures. Any extension period with respect to payment of interest on the Junior Subordinated Debentures, other Debt Securities or on any similar securities will apply to all such securities and will also apply to distributions with respect to the Preferred Securities and all other securities with terms substantially the same as the Preferred Securities. If the Company should determine to exercise its extension right in the future, the market price of the Preferred Securities is likely to be affected. Based upon the Company's current financial condition and, in light of the restriction on payment of dividends during an Extension Period, TU Electric Capital and the Company believe that such an extension of an interest payment period on the Junior Subordinated Debentures is unlikely to occur. See DESCRIPTION OF THE PREFERRED SECURITIES "Distributions" and DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES "Option to Extend Interest Payment Period."

          ADVERSE TAX CONSEQUENCES OF EXTENSION OF INTEREST PAYMENT PERIOD;
          OID

               Because the  Company has the  right to  extend the  interest payment period for the Junior Subordinated Debentures, the Junior Subordinated Debentures will be treated as having been issued with OID for United States federal income tax purposes. As a result, Holders of Preferred Securities will be required to include in their gross income distributions with respect to the Preferred Securities as they accrue, rather than when they are paid, regardless of the Holders' regular method of accounting. OID on the Preferred Securities will be treated as interest and will generally be equal to the amount of stated distributions accruing on the Preferred Securities each year. During an Extension Period, a Holder of Preferred Securities that is subject to United States federal income tax would be required to continue to include in gross income an amount of OID in respect of the distributions accruing on the Preferred Securities for United States federal income tax purposes in advance of the receipt of cash regardless of such Holder's regular method of accounting. See CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES - "Original Issue Discount." A Holder that disposed of its Preferred Securities prior to the record date for the payment of interest at the end of an Extension Period would not receive cash from TU Electric Capital related to such interest because the accrued distributions related to such interest will be paid to the Holder of record on such record date, regardless of who the Holder of record may have been on other dates during the Extension Period. In addition, as a result of the Company's right to extend the interest payment period, the market price of the Preferred Securities may be more volatile than debt instruments with OID which do not afford the issuer such a right. See CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES - "Original Issue Discount."

               In addition, if the issue price of the Junior Subordinated Debentures (fair market value of the Preferred Securities at the time of their exchange of Depositary Shares, not including any cash received) at the time of issuance of the Preferred Securities is less than their stated principal amount, the difference will be additional OID, a pro rata share of which will be includable in the gross income of the Holders over the term of such Preferred Securities.

          RIGHTS UNDER THE GUARANTEE; LIMITATION AS TO FUNDS AVAILABLE TO TU ELECTRIC CAPITAL

               The Guarantee will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (Trust Indenture Act). The Bank of New York will act as indenture trustee under the Guarantee for the purposes of compliance with the Trust Indenture Act (Guarantee Trustee). The Bank of New York will also act as trustee for the Junior Subordinated Debentures and will hold the Guarantee for the benefit of the Holders of the Preferred Securities.

               The Guarantee guarantees to the Holders of the Preferred Securities the payment (but not the collection) of (i) any accrued and unpaid distributions required to be paid on the Preferred Securities, to the extent TU Electric Capital has funds available therefor, (ii) the redemption price, including all accrued and unpaid distributions, with respect to Preferred Securities called for redemption by the Issuer, to the extent TU Electric Capital has funds available therefor and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of TU Electric Capital (other than in connection with a redemption of all of the Preferred Securities), the lesser of (a) the aggregate of the liquidation preference and all accrued and unpaid distributions on the Preferred Securities to the date of payment and (b) the amount of assets of TU Electric Capital remaining available for distribution to Holders of the Preferred Securities in liquidation of TU Electric Capital. The Holders of a majority in liquidation preference of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee. If the Company were to default on its obligations under the Junior Subordinated Debentures, TU Electric Capital would lack available funds for the payment of distributions or amounts payable on redemption of the Preferred Securities or otherwise, and in such event Holders of the Preferred Securities would not be able to rely upon the Guarantee for payment of such amounts. Instead, Holders of the Preferred Securities would be required to rely on the enforcement by the Property Trustee of its rights, as registered Holder of the Junior Subordinated Debentures, against the Company pursuant to the terms of the Junior Subordinated Debentures. See
          DESCRIPTION OF THE GUARANTEE - "Status of the Guarantee" and DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES - "Subordination" herein. The Trust Agreement pursuant to which TU Electric Capital has been formed provides that each Holder of Preferred Securities by acceptance thereof agrees to the provisions of the Guarantee and the Indenture.


               The Preferred Securities are subject to mandatory redemption upon repayment of the Junior Subordinated Debentures at maturity or upon their earlier redemption. See DESCRIPTION OF THE PREFERRED SECURITIES - "Redemption Procedures." The Company will have the option at any time on or after November 1, 2001, upon not less than 45 days' notice, to redeem the Junior Subordinated Debentures, in whole or in part.


          TAX EVENT REDEMPTION OR DISTRIBUTION; POTENTIAL ADVERSE EFFECT ON MARKET PRICE

               Upon the occurrence of a Tax Event, the Company shall cause the termination of TU Electric Capital and, in connection therewith, after satisfaction of creditors of TU Electric Capital, if any, distribute Junior Subordinated Debentures to the Holders of Trust Securities; provided that, under certain circumstances the Company shall have the right to redeem the Junior Subordinated Debentures, in whole or in part, in which event TU Electric Capital will redeem the Preferred Securities. There can be no assurance as to the market prices for the Junior Subordinated Debentures which may be distributed in exchange for Preferred Securities if a termination and liquidation of TU Electric Capital were to occur. Accordingly, such Junior Subordinated Debentures could, if distributed, trade at a discount to the price of the Depositary Shares exchanged. See DESCRIPTION OF THE PREFERRED SECURITIES - "Tax Event Redemption or Distribution" and CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES.

          NO ESTABLISHED TRADING MARKET FOR PREFERRED SECURITIES

               The  Preferred   Securities  constitute   a  new  issue   of
          securities with no established trading market. While the Company will apply to list the Preferred Securities on the NYSE, a minimum of 400 beneficial holders and 1,000,000 outstanding securities is required for listing a new class of securities on the NYSE. Accordingly, no assurance can be given as to the liquidity of, or the development and maintenance of trading markets for, the Preferred Securities or whether the sales price of the Preferred Securities on the NYSE at the time of issuance thereof (or at any time thereafter) will be greater than or less than either the stated liquidation preference thereof or the closing sales price of the Depositary Shares on the NYSE on the Expiration Date. See LISTING AND TRADING OF PREFERRED SECURITIES AND DEPOSITARY SHARES.

          DEALER MANAGERS MARKET ACTIVITY; NO ASSURANCE AS TO ACTIVE MARKET

               The Dealer Managers currently plan to make a market in the Preferred Securities following the completion of the Exchange Offer and may buy and sell the Preferred Securities on a "when and if issued" basis prior to the completion of the Exchange Offer. However, there can be no assurance that the Dealer Managers will engage in such activities or that any active market in the Preferred Securities will develop or be maintained.

          DEPOSITARY SHARES MAY BE DELISTED; MARKET FOR DEPOSITARY SHARES MAY BECOME ILLIQUID

               To the extent that more than 7,559,300 of the $1.875 Depositary Shares or 6,513,700 of the $1.805 Depositary Shares are tendered and accepted in the Exchange Offer and the market value of publicly held Depositary Shares of such series is reduced to less than $2,000,000, the Company would be required to delist the Depositary Shares from the NYSE pursuant to the rules and regulations of the NYSE, and the trading market for shares of Depositary Shares which are not tendered and accepted could be adversely affected. See LISTING AND TRADING OF PREFERRED SECURITIES AND DEPOSITARY SHARES.

          TRADING PRICE; POTENTIAL ADVERSE INCOME TAX EFFECT

               The Preferred Securities may trade at a price that does not fully reflect the value of accrued but unpaid interest with respect to the underlying Junior Subordinated Debentures. A Holder that disposes of Preferred Securities between record dates for payments of distributions thereon will be required to include in his or her income accrued but unpaid interest on the Junior Subordinated Debentures through the date of disposition, and to add such amount to such Holder's adjusted tax basis in his or her pro rata share of the underlying Junior Subordinated Debentures deemed disposed of. To the extent the selling price is less than the Holder's adjusted tax basis (which will include, in the form of OID, all accrued and unpaid interest), a Holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes. See CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES - "Original Issue Discount" and "Sale, Exchange and Retirement of the Preferred Securities."

          PREFERRED SECURITIES HAVE NO VOTING RIGHTS

               The Preferred Securities will not have any of the voting rights of the Depositary Shares. Subject to the Company's right to extend payment as described under DESCRIPTION OF THE PREFERRED SECURITIES - "Distributions," Holders will have the right to receive distributions as and when due but will have only limited voting rights, exercisable only in the event of a proposed change in the terms of the Preferred Securities. See DESCRIPTION OF CERTAIN TERMS OF THE DEPOSITARY SHARES - "Voting Rights."

          UNTENDERED SHARES; POTENTIAL ILLIQUIDITY

               Holders of Depositary Shares who do not tender their Depositary Shares in the Exchange Offer or whose Depositary Shares are not accepted for exchange will continue to hold such Depositary Shares and will be entitled to all the rights and preferences, and will be subject to all of the limitations, as have heretofore been applicable thereto.

               To the extent that Depositary Shares are tendered and accepted in the Exchange Offer, the terms on which untendered Depositary Shares could subsequently be sold could be adversely affected. See "No Established Trading Market for Preferred Securities" and "Depositary Shares May be Delisted; Depositary Shares May Become Illiquid."

                                     THE COMPANY


               The Company was incorporated under the laws of the State of Texas in 1982 and has perpetual existence under the provisions of the Texas Business Corporation Act. The Company is an electric utility engaged in the generation, purchase, transmission, distribution and sale of electric energy wholly within the State of Texas. The principal executive offices of the Company are located at Energy Plaza, 1601 Bryan Street, Dallas, Texas 75201; the telephone number is (214) 812-4600.

               The Company is the principal subsidiary of Texas Utilities Company (Texas Utilities). The other electric utility subsidiary of Texas Utilities is Southwestern Electric Service Company, which is engaged in the purchase, transmission, distribution and sale of electric energy in ten counties in the eastern and central parts of Texas with a population estimated at 125,000. Texas Utilities also has five other subsidiaries which perform specialized functions within the Texas Utilities Company System:
          Texas Utilities Fuel Company owns a natural gas pipeline system, acquires, stores and delivers fuel gas and provides other fuel services at cost for the generation of electric energy by the Company; Texas Utilities Mining Company owns, leases and operates fuel production facilities for the surface mining and recovery of lignite at cost for the generation of electric energy by the Company; Texas Utilities Properties Inc. owns, leases and manages real and personal properties; Texas Utilities Communications Inc. was recently organized to provide access to advanced telecommunications technology, primarily for the System Companies' expected expanding energy service business in the future; and Texas Utilities Services Inc. provides financial, accounting, information technology, personnel, procurement and other administrative services at cost.

               The Company's service area covers the north central, eastern and western parts of Texas, with a population estimated at 5,730,000 - about one-third of the population of Texas. Electric service is provided in 91 counties and 372 incorporated municipalities, including Dallas, Fort Worth, Arlington, Irving, Plano, Waco, Mesquite, Grand Prairie, Wichita Falls, Odessa, Midland, Carrollton, Tyler, Richardson and Killeen. The area is a diversified commercial and industrial center with substantial banking, insurance, communications, electronics, aerospace, petrochemical and specialized steel manufacturing, and automotive and aircraft assembly. The territory served includes major portions of the oil and gas fields in the Permian Basin and East Texas, as well as substantial farming and ranching sections of the State. It also includes the Dallas-Fort Worth International Airport and the Alliance Airport.

                                 TU ELECTRIC CAPITAL

               TU Electric Capital is a statutory business trust created under Delaware law pursuant to (i) a trust agreement executed by the Company, as depositor for TU Electric Capital, and the Property Trustee and the Delaware Trustee and the Administrative Trustees (each as defined herein) of such trust (Original Trust Agreement) and (ii) the filing of a certificate of trust with the Delaware Secretary of State on September 28, 1995. Such trust agreement will be amended and restated in its entirety (as so amended and restated, the Trust Agreement) substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The Trust Agreement will be qualified as an indenture under the Trust Indenture Act. TU Electric Capital exists for the exclusive purposes of (i) issuing Trust Securities representing undivided beneficial interests in the assets of TU Electric Capital, (ii) holding the Junior Subordinated Debentures as trust assets and (iii) engaging in only those other activities necessary or incidental thereto. All of the Common Securities will be owned by the Company. The Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Preferred Securities, except that upon the occurrence and continuance of a default under, the Trust Agreement, the rights of the Holder of the Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the Holders of the Preferred Securities. The Company will acquire Common Securities having an aggregate liquidation preference amount equal to 3% of the total capital of TU Electric Capital. TU Electric Capital has a term of approximately 40 years, but may terminate earlier as provided in the Trust Agreement. TU Electric Capital's business and affairs will be conducted by the Administrative Trustees (as defined herein). The office of the Delaware Trustee in the State of Delaware is White Clay Center, Route 273, Newark, Delaware 19711. The principal place of business of TU Electric Capital is c/o Texas Utilities Electric Company, Energy Plaza, 1601 Bryan Street, Dallas, Texas 75201.




                            SUMMARY FINANCIAL INFORMATION

                (THOUSANDS OF DOLLARS, EXCEPT RATIOS AND PERCENTAGES)




               The following material, which is presented herein solely to furnish limited introductory information, is qualified in its entirety by, and should be considered in conjunction with, the other information appearing in this Prospectus, including the Incorporated Documents. In the opinion of the Company, all adjustments (constituting only normal recurring accruals) necessary for a fair statement of the results of operations for the twelve months ended September 30, 1995, have been made.


                                             TWELVE MONTHS ENDED
                                             -------------------

                                                  DECEMBER 31,
                              ---------------------------------------------
                                        1990           1991           1992
                                        ----           ----           ----

  Income statement data:
   Operating Revenues. . . . . . . . $4,540,915     $4,891,522     $4,906,695
   Net Income (Loss)(a). . . . . . .    964,276       (289,173)       821,123
   Ratio of Earnings to
    Fixed Charges (a)(b) . . . . . .       2.54           0.34           2.48
   Ratio of Earnings to
    Fixed Charges and
    Preferred Dividends (a)(b) . . .       2.13           0.27           2.08

                                 TWELVE MONTHS ENDED
                                 -------------------       September 30,
                                 DECEMBER 31,                  1995
                                 ---------------------------------------
                                 1993            1994       (Unaudited)
                                 ---------------------------------------


   Income statement data:
    Operating Revenues. . . . .  $5,409,156    $5,613,175    $5,545,186
    Net Income (Loss)(a). . . .     476,526       658,192       408,083
    Ratio of Earnings to
     Fixed Charges (a)(b) . . .        2.00          2.45          1.92
    Ratio of Earnings to
     Fixed Charges and
     Preferred Dividends (a)(b)        1.62          2.03          1.62


                                                             Adjusted(c)
                                                             -----------
                                        Outstanding at
                                        September 30, 1995        Amount
                                        ------------------        ------
   Capitalization
     (Unaudited):
    Long-term Debt. . . . . . . . . .     $7,234,493             $7,052,959
    Preferred Stock
     Not subject to
      mandatory redemption. . . . . .        855,869                374,044
     Subject to mandatory redemption.        275,645                275,645
                                           ---------              ---------
      Total Preferred Stock . . . . .      1,131,514                649,689
   Company Obligated Mandatorily
    Redeemable Preferred Securities
    of Trusts (d).  . . . . . . . . .           -                   481,825
   Common Stock Equity. . . . . . . .      5,849,891              5,849,891
                                           ---------              ---------
    Total Capitalization. . . . . . .    $14,215,898             $14,034,364
                                         ===========             ===========

                                        Adjusted(c)
                                        -----------
                                        Percent
                                        -------
    Capitalization
     (Unaudited):
     Long-term Debt. . . . . . . . .     50.3%
     Preferred Stock
      Not subject to mandatory
       redemption. . . . . . . . . .
      Subject to mandatory
       redemption . . . . . . . . . .
       Total Preferred Stock. . . . .     4.6
     Company Obligated Mandatorily
      Redeemable Preferred Securities
      of Trusts (d). . . . . . . . . .    3.4
     Common Stock Equity . . . . . . .   41.7
                                         ----
      Total Capitalization. . . . . .   100.0%
                                        ======



          ----------------------

          (a) The net loss for the twelve-month period ended December 31, 1991 was due primarily to the recognition of a charge against earnings, representing a provision for regulatory disallowances and for fuel gas costs disallowed in the Company's Docket 9300 rate case. Additionally, the twelve month periods ended December 31, 1990, December 31, 1991 and December 31, 1992 were affected by the discontinuation of the accrual of allowance for funds used during construction (AFUDC) and the commencement of depreciation on approximately $1.3 billion of investment in Unit 1 of the Comanche Peak nuclear generating station (Comanche Peak) and facilities which are common to Comanche Peak Units 1 and 2 incurred after the end of the June 30, 1989 test year and, therefore, not included in the Company's Docket 9300 rate case. Effective January 1992, the Company began recording base rate revenue for energy sold but not billed to achieve a better matching of revenues and expenses. The effect of this change in accounting increased net income for the twelve months ended December 31, 1992, by approximately $102 million, of which approximately $80 million represents the cumulative effect of the change in accounting at January 1, 1992. The twelve-month period ended December 31, 1993 was affected by the recording of regulatory disallowances in Docket 11735 (See the 1994 10-K.). The twelve month period ended September 30, 1995 was affected by the impairment of several nonperforming assets. (See the Company's Current Report on Form 8-K dated October 17, 1995).


          (b) The Company's earnings were inadequate to cover its fixed charges and its fixed charges and preferred dividends for the twelve month period ended December 31, 1991. The deficiencies in such coverage were $499,062,000 and

               $706,809,000, respectively. The computations of the ratios of earnings to fixed charges and earnings to fixed charges and preferred dividends do not include interest payments made by affiliated companies on senior notes, which are recovered currently through the fuel component of rates.


          (c) To give effect to (1) this transaction and the contemporaneous filing of an offer by the Company to exchange for preferred securities or for cash 5,000,000 outstanding shares of $2.05 depositary shares, assuming that all such depositary shares and all the Depositary Shares are validly tendered and accepted by the Company for exchange for preferred securities, (2) the prepayment in October 1995 of $175,534,049 of long-term debt, and (3) the anticipated redemption in November 1995 of $6,000,000 of First Mortgage Bonds. Adjusted amounts do not reflect any possible future sales from time to time by TU Electric of up to $300,000,000 Medium-Term Notes pursuant to a program established in October 1995, $350,000,000 principal amount of First Mortgage Bonds and $25,000,000 of the Company's cumulative preferred stock (Preferred Stock), for which registration statements are effective pursuant to Rule 415 under the Securities Act of 1933 (1933 Act).


          (d) The sole assets of such trusts consist of junior subordinated debentures of the Company in principal amounts, and having other payment terms, corresponding to the securities issued by such trusts.

                                   RATE PROCEEDINGS


               In July 1994, the Company filed a petition in the 200th Judicial District Court of Travis County, Texas to seek judicial review of the final order of the Public Utility Commission of Texas (PUC) granting a $449 million, or 9.0%, rate increase in connection with the Company's January 1993 rate increase request of $760 million, or 15.3% (Docket 11735). Other parties to the PUC proceedings also filed appeals with respect to various portions of the order. The Company is unable to predict the outcome of such appeals.

               The  PUC's  final  order  (Order)  in  connection  with  the
          Company's January 1990 rate increase request (Docket 9300) was reviewed by the 250th Judicial District Court of Travis County, Texas (District Court) and thereafter was appealed to the Court of Appeals for the Third District of Texas (Court of Appeals). In June 1994, the Court of Appeals affirmed a prudence disallowance of $472 million provided for in the Order with respect to the Company's Comanche Peak nuclear generating station (Comanche Peak), reversed and remanded the portion of the District Court's judgment that had affirmed a disallowance of $25 million relating to the Company's reacquisitions of the minority owner interests in Comanche Peak nuclear fuel, and affirmed the District Court's remand of the remainder of the disallowance of $884 million relating to the reacquisitions of such minority owner interests. Therefore, the Court of Appeals remanded an aggregate of $909 million of disallowances with respect to the Company's reacquisitions of minority owner interests in Comanche Peak to the PUC for reconsideration and ordered that such reconsideration be on the basis of a prudent investment standard.

               In addition, the Court of Appeals reversed the District Court's finding that the PUC erred in ordering a refund of $2.5 million with respect to certain fuel gas costs. Also, the Court of Appeals specified that, on remand, the PUC will be required to re-evaluate the appropriate level of the Company's construction work in progress included in rate base in light of its financial condition at the time of the initial hearing and to reconsider whether the $442 million revenue increase provided for in the PUC's final order remains the benchmark in light of this re-examination.


               The  Court  of  Appeals also  ruled  in  the  appeal of  the
          Company's Docket 9300 rate case that prior court rulings required that the tax benefits generated by costs, including capital costs, not allowed in rates, must be used to reduce rates charged to customers, reversing the District Court's decision. The Company believes that such ruling is erroneous and not consistent with the Texas Public Utility Regulatory Act. The Company contended that, according to a Private Letter Ruling issued to the Company by the Internal Revenue Service (IRS) with respect to investment tax credits, such ratemaking treatment, to the extent related to property classified for tax purposes as public utility property, would result in a violation of the normalization rules under the Internal Revenue Code of 1986, as amended. In September 1995, the IRS issued another Private Letter Ruling to the Company, which ruled that such ratemaking treatment would also violate the normalization rules applicable to depreciation. Violation of the normalization rules would result in a significant adverse effect on the Company's results of operation and liquidity. If there are normalization violations, the Company will forfeit its investment tax credits that remain unamortized as of the date of the violation, and will also forfeit the ability to take advantage of accelerated tax depreciation in years to which the violative order relates. This could result in payments to the IRS of up to $1.3 billion. The Company disagrees with certain portions of the decision of the Court of Appeals, including specifically its decision with respect to federal income taxes, and has filed an appeal to the Supreme Court of Texas. Other parties have also filed appeals of this decision to the Supreme Court of Texas. The Company cannot predict whether such appeals will be accepted by the Supreme Court of Texas and cannot predict the outcome of any such appeals or any resulting reconsideration of these issues on remand by the PUC.


               In April 1995, in an appeal of a rate case involving another utility, the Supreme Court of Texas held that the PUC has considerable discretion in determining the fair share of consolidated tax savings to be allocated to a utility and, accordingly, is not required to include losses of unregulated affiliates in determining such fair share. The Supreme Court also held that the PUC could not use the tax benefits generated by disallowed expenses to reduce rates.

                                  THE EXCHANGE OFFER

               PURPOSE OF THE EXCHANGE OFFER

               The purpose of the Exchange Offer is to refinance all or a portion of the Depositary Shares with the Preferred Securities or repurchase all or a portion of the Depositary Shares and to achieve certain tax efficiencies for the Company while preserving the Company's flexibility with respect to future financings. The Company expects to finance cash purchases of Depositary Shares pursuant to the Exchange Offer with the proceeds of an offer of securities similar to the Preferred Securities. This refinancing will permit the Company to deduct interest payable on the Junior Subordinated Debentures (and any similar debt issued in connection with the aforementioned financing) for United States federal income tax purposes. Dividends payable on the Depositary Shares are not tax deductible to the Company.

               GENERAL

               Participation in the Exchange Offer is voluntary, and Holders of Depositary Shares should carefully consider whether to tender their Depositary Shares. Neither the Company nor its Board of Directors makes any recommendation to Holders of Depositary Shares as to whether to tender all or any portion of the Depositary Shares owned by such Holder in the Exchange Offer to elect to receive, as consideration for any Depositary Shares tendered, either Preferred Securities plus a cash component or a purchase price in cash only. Holders of Depositary Shares are urged to consult their financial and tax advisors in making their decisions on what action to take in light of their own particular circumstances.

               Unless  the  context  requires  otherwise, the  term  Holder
          (a) with respect to the Depositary Shares, means (i) any person in whose name any Depositary Shares are registered on the books of Chemical Bank, N.A., as Depositary, or (ii) any other person who has obtained a properly completed stock power from the registered Holder or (iii) any person whose beneficially owned
          Depositary Shares are held of record by a Book-Entry Transfer Facility (as defined herein) who desires to deliver such

          Depositary Shares by book-entry transfer at a Book-Entry Transfer Facility, and (b) with respect to any other security, means the person in whose name such security is registered on the books of the security registrar with respect thereto.

               TERMS OF THE EXCHANGE OFFER


               At  the  option  of  the Holder  thereof,  the  Company will exchange each Depositary Share validly tendered and accepted by the Company for the Holder's selection from the following consideration: either a Preferred Security with a liquidation preference of $25.00 plus a cash component of $2.50 or cash only in the amount of $27.50 for each $1.875 Depositary Share; or either a Preferred Security with a liquidation preference of $25.00 plus a cash component of $2.25 or cash only in the amount of $27.25 for each $1.805 Depositary Share, in each case, upon the terms and subject to the conditions set forth herein and in the applicable Letter of Transmittal, See "Procedures for Tendering." In addition, as part of its Exchange Offer, Holders of Depositary Shares accepted for exchange will be entitled to receive the applicable Payment in Lieu of Accumulated Dividends. Under the terms of the Exchange Offer, the Company intends to accept any of the Depositary Shares of each series validly tendered and not withdrawn on or prior to the Expiration Date and, unless the Exchange Offer has been withdrawn or terminated, the Company will deliver Preferred Securities and/or any cash payment in exchange therefor on the Closing Date for such series to the tendering Holders of Depositary Shares, subject to the right of the Company to extend, terminate or amend the Exchange Offer for such series. The Company expressly reserves the right, in its sole discretion, to delay acceptance for exchange of Depositary Shares tendered under the Exchange Offer and the delivery of the Preferred Securities and/or cash payments with respect to the Depositary Shares accepted for exchange (subject to Rules 13e-4 and 14e-1 under the Exchange Act, which require that the Company consummate the Exchange Offer or return the Depositary Shares deposited by or on behalf of the Holders thereof promptly after the termination or withdrawal of the Exchange Offer) at any time prior to the Expiration Date for any reason including (without limitation) if fewer than 100,000 Depositary Shares of either series would remain outstanding upon acceptance of those tendered (which condition may be waived by the Company).


               In all cases, except to the extent waived by the Company, delivery of Preferred Securities and/or cash payments issued with respect to the Depositary Shares accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of Depositary Shares (or confirmation of book-entry transfer thereof), a properly completed and duly executed Letter of Transmittal and any other documents required thereby.

               As of September 30, 1995,  there were 7,659,300 $1.875
          Depositary Shares and 6,613,700 $1.805 Depositary Shares outstanding. This Prospectus, together with the applicable Letters of Transmittal, are being sent to all registered
          Holders of Depositary Shares of each series as of November 7, 1995.


               The  Company  shall  be  deemed  to  have  accepted  validly tendered Depositary Shares (or Depositary Shares which the Company has, in its sole discretion, determined to be defectively tendered, with respect to which the Company has waived such defect) when, as and if the Company has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering Holders for the purpose of receiving the Preferred Securities from the Company and remitting such Preferred Securities to tendering Holders who are participating in the Exchange Offer. Upon the terms and subject to the conditions of the Exchange Offer, delivery of Preferred Securities will be made to the Exchange Agent on the Closing Date.

               If any tendered Depositary Shares are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, unless otherwise requested by the Holder under "Special Delivery Instructions" in the Letter of Transmittal, such Depositary Shares will be returned, without expense, to the tendering Holder thereof (or in the case of Depositary Shares tendered by book-entry transfer into the Exchange Agent's account at DTC, such Depositary Shares will be credited to an account maintained at DTC designated by the participant therein who so delivered such Depositary Shares), as promptly as practicable after the Expiration Date with respect to such shares or the withdrawal or termination of the Exchange Offer.

               Holders of Depositary Shares will not have any appraisal or dissenters' rights under the Texas Business Corporation Act in connection with the Exchange Offer. The Company intends to conduct the Exchange Offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

               Holders who tender Depositary Shares in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Depositary Shares pursuant to the Exchange Offer. See FEES AND EXPENSES; TRANSFER TAXES.


               EXPIRATION DATE; EXTENSIONS; AMENDMENTS; TERMINATION

               The Exchange Offer will expire on the Expiration Date. The Company reserves the right to extend the Exchange Offer with respect to either series of Depositary Shares in its sole discretion at any time and from time to time by giving oral or written notice to the Exchange Agent and by timely public announcement communicated, unless another means is required by applicable law or regulation, by making a release to the Dow Jones News Service. During any extension of the Exchange Offer with respect to either series of Depositary Shares, all Depositary Shares of such series previously tendered pursuant to the Exchange Offer and not withdrawn will remain subject to the Exchange Offer. The Company has not established a date beyond which the Exchange Offer with respect to either series of Depositary Shares may not be extended. The Company expressly reserves the right to (i) extend, amend or modify the terms of the Exchange Offer with respect to either series of Depositary Shares in any manner and (ii) withdraw or terminate the Exchange Offer with respect to either series of Depositary Shares and not accept for exchange any such Depositary Shares, at any time prior to the Expiration Date with respect to such Depositary Shares for any reason, including (without limitation) if fewer than 100,000 Depositary Shares of such series would remain outstanding upon acceptance of those tendered in the Exchange Offer (which condition may be waived by the Company). The Company may therefore amend the annual distribution rate and/or the amount of the cash component to be paid upon the exchange of Preferred Securities for Depositary Shares and may independently change the amount of cash only to be paid for each Depositary Share, in each case, with respect to either or both series of Depositary Shares. If the Company makes a material change in the terms of the Exchange Offer with respect to either series of Depositary Shares or if it waives a material condition of the Exchange Offer with respect to such series, the Company will extend the Exchange Offer with respect to such series. Any withdrawal or termination of the Exchange Offer with respect to such series will be followed as promptly as practicable by public announcement thereof through the Dow Jones News Service. If the Company withdraws or terminates the Exchange Offer with respect to either series of Depositary Shares, it will give immediate notice to the Exchange Agent, and all Depositary Shares of such series theretofore tendered pursuant to the Exchange Offer will be returned promptly to the tendering Holders thereof. See "Withdrawal of Tenders."

               The minimum period for which the Exchange Offer with respect to either series will be extended following a material change or waiver will depend upon the facts and circumstances, including the relative materiality of the change or waiver. With respect to a change in the amount of Depositary Shares sought, a change in the consideration offered or a change in the fee to be paid to Soliciting Dealers, the Exchange Offer with respect to such series will be extended for a minimum of 10 Business Days following the date that notice of such change is first published, sent or given to Holders of Depositary Shares.

               PROCEDURES FOR TENDERING

               A separate Letter of Transmittal must be submitted for the tender of Depositary Shares of each series. Depositary Shares of each series may be tendered for exchange by indicating on the applicable Letter of Transmittal the number of shares of such series being tendered. Each tendering Holder must elect whether to receive Preferred Securities plus an additional cash component, or cash only, for the Depositary Shares of each series by so indicating on the applicable Letter of Transmittal for such series.

               The tender of Depositary Shares by a Holder thereof pursuant to one of the procedures described below will constitute an agreement between such Holder and the Company in accordance with the terms and subject to the conditions set forth in the Exchange Offer and in the Letter of Transmittal.

               Each Holder of the Depositary Shares wishing to participate in the Exchange Offer must (i) properly complete and sign the applicable Letter of Transmittal in accordance with the instructions contained herein and in such Letter of Transmittal, including such Holder's election to receive Preferred Securities plus an additional cash component or cash only for all the Depositary Shares tendered in connection with such Letter of Transmittal, together with any required signature guarantees, and deliver the same to the Exchange Agent, at one of its addresses set forth in "Exchange Agent and Information Agent" prior to the Expiration Date and either (a) certificates for the Depositary Shares must be received by the Exchange Agent at such address or
          (b) such Depositary Shares must be transferred pursuant to the procedures for book-entry transfer described below and a confirmation of such book-entry transfer must be received by the Exchange Agent, in each case prior to the Expiration Date or
          (ii) comply with the guaranteed delivery procedures described below.

               In order to participate in the Exchange Offer, Holders of Depositary Shares must comply with the other procedures for tendering in accordance with the instructions contained herein and in the Letter of Transmittal prior to the Expiration Date. Except as otherwise noted herein, after the Expiration Date with respect to a series of Depositary Shares, tendering Holders of Depositary Shares of such series may not withdraw tendered shares from the Exchange Offer.

               LETTERS OF TRANSMITTAL, CERTIFICATES FOR DEPOSITARY SHARES AND ANY OTHER REQUIRED DOCUMENTS SHOULD BE SENT ONLY TO THE
          EXCHANGE AGENT; NOT TO THE COMPANY, TU ELECTRIC CAPITAL, THE DEALER MANAGERS OR THE INFORMATION AGENT.

               Signature Guarantees. If tendered Depositary Shares are registered in the name of the signer of a Letter of Transmittal and beneficial ownership of the Preferred Securities to be issued in exchange therefor is to be issued (and any untendered
          Depositary Shares are to be reissued) in the name of the registered Holder (which term, for the purposes described herein, shall include any participant in DTC whose name appears on a security listing as the owner of Depositary Shares), the signature of such signer need not be guaranteed. If the tendered Depositary Shares are registered in the name of someone other than the signer of such Letter of Transmittal, such tendered Depositary Shares must be endorsed or accompanied by written instruments of transfer in a form satisfactory to the Company and duly executed by the registered Holder, and the signature on the endorsement or instrument of transfer must be guaranteed by a financial institution (including a bank, savings and loans association or brokerage house) that is a participant in the Security Transfer Agents Medallion Program or the Stock Exchange Medallion Program (any of the foregoing hereinafter referred to as an Eligible Institution). If the Preferred Securities and/or the Depositary Shares not exchanged are to be delivered to an address other than that of the registered Holder appearing on the register for the Depositary Shares, the signature in the Letter of Transmittal must be guaranteed by an Eligible Institution.

               Book-Entry Transfer. As used herein, a Book-Entry Transfer Facility shall mean any of DTC, Midwest Securities Trust Company or Philadelphia Depository Trust Company. The Company understands that the Exchange Agent will make a request promptly after the date of this Prospectus to establish an account with respect to the Depositary Shares at each Book-Entry Transfer Facility for the purpose of facilitating the Exchange Offer, and subject to the establishment thereof, any financial institution that is a participant in a Book-Entry Transfer Facility's system may make book-entry delivery of Depositary Shares by causing such Book-Entry Transfer Facility to transfer such Depositary Shares in accordance with such Book-Entry Transfer Facility's Automated Tender Offer Program or other similar procedures (ATOP) for such book-entry transfers. However, the exchange for the Depositary Shares so tendered will only be made after timely confirmation
          (Book-Entry Confirmation) of such Book-Entry Transfer of Depositary Shares into the Exchange Agent's account and timely receipt by the Exchange Agent of an Agent's Message (as such term is defined in the next sentence), the Letter of Transmittal and any other documents required by the Letter of Transmittal. The term Agent's Message means a message, transmitted by a Book-Entry Transfer Facility and received by the Exchange Agent and forming a part of a Book-Entry Confirmation, which states that such Book-Entry Transfer Facility has received an express acknowledgment from a participant tendering Depositary Shares that is the subject of such Book-Entry Confirmation that such participant has received and agrees to be bound by the terms of the Letter of Transmittal, and that the Company may enforce such agreement against such participant.

               Guaranteed Delivery. If a Holder desires to participate in the Exchange Offer and time will not permit a Letter of

          Transmittal or certificates for Depositary Shares to reach the Exchange Agent before the Expiration Date or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if the Exchange Agent has received at its office prior to the Expiration Date, a letter, telegram or facsimile transmission from an Eligible Institution setting forth the name and address of the tendering Holder, the name(s) in which the Depositary Shares are registered and, if the Depositary Shares are held in certificated form, the certificate numbers of the Depositary Shares to be tendered, and stating that the tender is being made thereby and guaranteeing that within three NYSE trading days after the date of execution of such letter, telegram or facsimile transmission by the Eligible Institution, the Depositary Shares in proper form for transfer together with a properly completed and duly executed Letter of Transmittal (and any other required documents), or a confirmation of book-entry transfer of such Depositary Shares into the Exchange Agent's account at a Book-Entry Transfer Facility, will be delivered by such Eligible Institution. Unless the Depositary Shares being tendered by the above-described method are deposited with the Exchange Agent within the time period set forth above
          (accompanied or preceded by a properly completed Letter of Transmittal and any other required documents) or a confirmation of book-entry transfer of such Depositary Shares into the Exchange Agent's account at a Book-Entry Transfer Facility in accordance with such Book-Entry Transfer Facility's ATOP procedures is received, the Company may, at its option, reject the tender. In addition to the copy being transmitted herewith, copies of a Notice of Guaranteed Delivery which may be used by Eligible Institutions for the purposes described in this paragraph are available from the Exchange Agent and the Information Agent.

               Miscellaneous. All questions as to the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of Depositary Shares will be determined by the Company, in its sole discretion, and such determination will be final and binding. The Company reserves the absolute right to reject any or all tenders that it determines are not in proper form or the acceptance for exchange of which may, in the opinion of the Company's counsel, be unlawful. The Company also reserves the absolute right to waive any defect or irregularity in the tender of any Depositary Shares, and the Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding. None of the Company, the Exchange Agent, the Dealer Managers, the Information Agent or any other person will be under any duty to give notification of any defects or irregularities in tenders or incur any liability for failure to give any such notification.

               Tenders of Depositary Shares involving any irregularities will not be deemed to have been made until such irregularities have been cured or waived. Depositary Shares received by the

          Exchange Agent that are not validly tendered and as to which the irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering Holder (or in the case of Depositary Shares tendered by book-entry transfer into the Exchange Agent's account at a Book-Entry Transfer Facility, such Depositary Shares will be credited to an account maintained at such Book-Entry Transfer Facility designated by the participant therein who so delivered such Depositary Shares), unless otherwise requested by the Holder in the Letter of Transmittal, as promptly as practicable after the Expiration Date or the withdrawal or termination of the Exchange Offer.

               LETTER OF TRANSMITTAL

               The Letter of Transmittal with respect to each series of Depositary Shares contains, among other things, the following terms and conditions, which are part of the Exchange Offer:

               The party tendering Depositary Shares for exchange (Transferor) exchanges, assigns and transfers such Depositary Shares to the Company and irrevocably constitutes and appoints the Exchange Agent as the Transferor's agent and attorney-in-fact to cause such Depositary Shares to be assigned, transferred and exchanged. The Transferor represents and warrants that it has full power and authority to tender, exchange, assign and transfer such Depositary Shares and, in the event such an election has been made, to acquire beneficial ownership of Preferred Securities issuable upon the exchange of such tendered Depositary Shares, and that, when such Transferor's Depositary Shares are accepted for exchange, the Company will acquire good and unencumbered title to such tendered Depositary Shares free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim. The Transferor also represents that it will, upon request, execute and deliver any additional documents deemed by the Company to be necessary or desirable to complete the exchange, assignment and transfer of the tendered Depositary Shares or transfer ownership of such Depositary Shares on the account books maintained by a Book-Entry Transfer Facility. All authority conferred by the Transferor will survive the death, bankruptcy or incapacity of the Transferor and every obligation of the Transferor shall be binding upon the heirs, legal representative, successors, assigns, executors and administrators of such Transferor.

               WITHDRAWAL OF TENDERS


               Tenders of Depositary Shares of either series pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date with respect to such series and, unless accepted for exchange by the Company, may be withdrawn at any time after January 5, 1996. Depositary Shares of either series that have been withdrawn may be retendered prior to the Expiration Date with respect to such series for exchange for the same or a different form of offered consideration.


               To be effective, a written notice of withdrawal delivered by mail, hand delivery or facsimile transmission must be timely received by the Exchange Agent at the address set forth below under "Exchange Agent and Information Agent." The method of notification is at the risk and election of the Holder. Any such notice of withdrawal must specify (i) the series of the Depositary Shares to be withdrawn (ii) the Holder named in the Letter of Transmittal as having tendered Depositary Shares to be withdrawn, (iii) if the Depositary Shares are held in certificated form, the certificate numbers of the Depositary Shares to be withdrawn, (iv) that such Holder is withdrawing his election to have such Depositary Shares exchanged and (v) the name of the registered Holder of such Depositary Shares, and must be signed by the Holder in the same manner as the original signature on the Letter of Transmittal (including any required signature guarantees) or be accompanied by evidence satisfactory to the Company that the person withdrawing the tender has succeeded to the beneficial ownership of the Depositary Shares being withdrawn. The Exchange Agent will return the properly withdrawn Depositary Shares promptly following receipt of notice of withdrawal. If Depositary Shares have been tendered pursuant to the procedure for book-entry transfer, any notice of withdrawal must specify the name and number of the account at a Book-Entry Transfer Facility to be credited with the withdrawn Depositary Shares and otherwise comply with such Book-Entry Transfer Facility's procedures. All questions as to the validity of notice of withdrawal, including time of receipt, will be determined by the Company, in its sole discretion, and such determination will be final and binding on all parties. Properly withdrawn Depositary Shares, however, may be retendered by following the procedures therefor described elsewhere herein at any time prior to the Expiration Date with respect thereto. See "Procedures for Tendering."

               ACCEPTANCE  OF  DEPOSITARY  SHARES;  DELIVERY  OF  PREFERRED
          SECURITIES


               The Company expressly reserves the right, in its sole discretion, to delay acceptance for exchange of Depositary Shares of either series tendered under the Exchange Offer and the delivery of the Preferred Securities with respect to the Depositary Shares of such series accepted for exchange (subject to Rules 13e-4 and 14e-1 under the Exchange Act, which require that the Company consummate the Exchange Offer or return the Depositary Shares deposited by or on behalf of the Holders thereof promptly after the termination or withdrawal of the Exchange Offer) at any time prior to the Expiration Date with respect thereto for any reason including (without limitation) if fewer than 100,000 Depositary Shares of such series would remain outstanding upon acceptance of those tendered (which condition may be waived by the Company).


               All Depositary Shares not accepted pursuant to the Exchange Offer will be returned to the tendering Holders at the Company's expense as promptly as practicable following the Expiration Date.

               All Depositary Shares of either series accepted pursuant to the Exchange Offer will be delivered to the Company in exchange for Preferred Securities and will be retired and canceled and a corresponding number of shares of the series of Preferred Stock underlying such series of Depositary Shares (in each case, Underlying Preferred) will be withdrawn from the Depositary and canceled.

               EXCHANGE AGENT AND INFORMATION AGENT


                                The Exchange Agent is:

                     CHEMICAL MELLON SHAREHOLDER SERVICES, L.L.C.


               BY HAND:                                BY         OVERNIGHT
          COURIER:

          Office Hours:  9:00 a.m.   5:00 p.m.         Chemical      Mellon
          Shareholder Services, L.L.C.
          (New York City Time)                         Reorganization
          Department
          Chemical Mellon Shareholder Services, L.L.C. 85 Challenger Road
          Reorganization Department                    Ridgefield Park, New
          Jersey 07660
          120 Broadway
          13th Floor
          New York, New York 10271



                                       BY MAIL:
                      (registered or certified mail recommended)
                     Chemical Mellon Shareholder Services, L.L.C.
                              Reorganization Department
                                     P.O. Box 817
                                   Midtown Station
                               New York, New York 10018


                                Facsimile Transmission
                                    (201) 296-4293
                           (For Eligible Institutions Only)

            Confirm Receipt of Notice of Guaranteed Delivery by Telephone:
                                    (201) 296-4209




               D.F. King & Co., Inc. has been retained by the Company as the Information Agent to assist in connection with the Exchange Offer. Questions and requests for assistance regarding the Exchange Offer, requests for additional copies of this Prospectus or of Letters of Transmittal and requests for Notice of Guaranteed Delivery may be directed to D.F. King & Co., Inc. at
          (800) 697-6974.  Banks and brokers call collect (212) 269-5550.


               The Company will pay the Exchange Agent and Information Agent reasonable and customary fees for their services and will reimburse them for all their reasonable out-of-pocket expenses in connection therewith.

               DEALER MANAGERS


               Merrill Lynch & Co., Goldman, Sachs & Co., Lehman Brothers Inc. and Smith Barney Inc. are acting as Dealer Managers for the Exchange Offer under a Dealer Managers Agreement dated November 7, 1995 (Dealer Managers Agreement). Pursuant to the Dealer Managers Agreement, the Company has agreed to pay the Dealer
          Managers,  upon  acceptance  for  payment  of  Depositary  Shares pursuant to the Exchange Offer, a fee of $.125 per Depositary Share accepted in the Exchange Offer. The Dealer Managers will also be reimbursed by the Company for their reasonable out-of-pocket expenses, including certain attorneys' fees. The Company has agreed to indemnify the Dealer Managers against certain liabilities in connection with the Exchange Offer, including certain liabilities under the federal securities laws. See FEES AND EXPENSES; TRANSFER TAXES.


               The Dealer Managers will perform those services in connection with the Exchange Offer as are customarily performed by investment banking concerns acting as dealer managers in connection with offers of like nature, including, but not limited to, soliciting tenders of Depositary Shares pursuant to the Exchange Offer and communicating generally, and responding to requests for information and material, regarding the Exchange Offer and the Preferred Securities with brokers, dealers, commercial banks and trust companies and other persons, including the Holders of Depositary Shares.


               Each of Merrill Lynch & Co., Goldman, Sachs & Co., Lehman Brothers Inc. and Smith Barney Inc. engages in transactions with, and from time to time has performed services for, the Company.

          LISTING AND TRADING OF PREFERRED SECURITIES AND DEPOSITARY SHARES

               The Preferred Securities constitute a new issue of securities with no established trading market. While the Company will apply to list the Preferred Securities on the NYSE, there can be no assurance that an active market for the Preferred Securities will develop or be sustained in the future. The Dealer Managers currently plan to make a market in the Preferred Securities following the completion of the Exchange Offer and may buy and sell the Preferred Securities on a "when and if issued" basis prior to the completion of the Exchange Offer. However, there can be no assurance that the Dealer Managers will engage in such activities or that any active market in the Preferred
          Securities will develop or be maintained. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Preferred Securities.

               The Depositary Shares are currently listed on the NYSE. The following table sets forth for the calendar quarters indicated the high and low sale prices as reported by the NYSE.



                                   High                        Low
                                   ----                        ----

                              Depositary Shares                  Depositary
          Shares
                              -----------------                  ----------
          -------
                         $1.875 Series  $1.805 Series  $1.875 Series
          $1.805 Series
          1993:
            Third Quarter     *$26 1/4                         *$25 1/8
            Fourth Quarter      26 3/8       *$25 1/2            24 1/2
                    *$24

          1994:
            First Quarter       25 7/8         25 3/4            23
          22 1/4
            Second Quarter      23 1/2         22 3/4            21 7/8
                 20 1/2
            Third Quarter       22 7/8         21 7/8            20 1/2
                 20
            Fourth Quarter      21 1/4         21                19 3/8
                 18 1/2

          1995:
          First Quarter    23             22 1/4         20 3/8         19
          7/8
          Second Quarter   24 7/8         24 3/8         22             21
          3/8

          Third Quarter    25 5/8         25 5/8         23 5/8         22
          7/8
          Fourth Quarter   26             25 3/4         25 1/8         25
           (through November 3, 1995)
          ____________
          *From date of issuance to end of period.



               Holders of Depositary Shares who do not tender their Depositary Shares in the Exchange Offer or whose Depositary Shares are not accepted for exchange will continue to hold such Depositary Shares and will be entitled to all the rights and preferences, and will be subject to all of the limitations, as heretofore have been applicable thereto. To the extent that a certain number of shares of Depositary Shares of either series are tendered and accepted in the Exchange Offer and/or the number of Holders of Depositary Shares of either series is reduced to below certain levels, the Company, pursuant to NYSE rules and regulations, would be required to delist the Depositary Shares of such series from the NYSE, and the trading market for untendered Depositary Shares of such series could be adversely affected. The Company does not believe that the Exchange Offer has a reasonable likelihood of causing the Depositary Shares of either series to be delisted from the NYSE.

                          FEES AND EXPENSES; TRANSFER TAXES


               The expenses of soliciting tenders of the Depositary Shares will be borne by the Company. For compensation to be paid to the Dealer Managers, see THE EXCHANGE OFFER - "Dealer Managers." The total cash expenditures to be incurred by the Company, other than fees payable to the Dealer Managers, but including the expenses of the Dealer Managers, printing, accounting and certain legal fees, and the fees and expenses of the Exchange Agent, the Information Agent and the Trustee under the Indenture, are estimated to be approximately $550,000.



               Subject to the receipt of a properly completed and duly executed notice included in the materials provided to brokers and dealers (Notice of Solicited Tenders), the Company will pay to any Soliciting Dealer a solicitation fee of $.50 per Depositary Share validly tendered, accepted by the Company and exchanged for Preferred Securities plus cash or $.375 per Depositary Share validly tendered, accepted by the Company and exchanged for cash only, in each case pursuant to the Exchange Offer. "Soliciting Dealer" includes (i) any broker or dealer in securities, including the Dealer Manager in its capacity as a broker or dealer, who is a member of any national securities exchange or of the National Association of Securities Dealers, Inc. (NASD), (ii) any foreign broker or dealer not eligible for membership in the

          NASD who agrees to conform to the NASD's Rules of Fair Practice in soliciting tenders outside the United States to the same extent as though it were an NASD member, or (iii) any bank or trust company, any one of whom has solicited and obtained a tender pursuant to the Exchange Offer. No such fee shall be payable to a Soliciting Dealer in respect of Depositary Shares registered in the name of such Soliciting Dealer unless such Depositary Shares are being held by such Soliciting Dealer as nominee and such Depositary Shares are being tendered for the benefit of one or more beneficial owners identified in the applicable Letter of Transmittal or in the applicable Notice of Solicited Tenders. No such fee shall be payable to a Soliciting Dealer with respect to the tender of Depositary Shares by a Holder of record, for the benefit of the beneficial owner, unless the beneficial owner has designated such Soliciting Dealer. No such fee shall be payable to a Soliciting Dealer unless the Soliciting Dealer returns a Notice of Solicited Tenders to the Depositary within five Business Days after the applicable Expiration Date. No such fee shall be payable to a Soliciting Dealer to the extent such Soliciting Dealer is required for any reason to transfer the amount of such fee to any person (other than itself). The Dealer Managers may not, until the Expiration Date with respect to either series of Depositary Shares, buy, sell, deal or trade in the Depositary Shares of such series for their own account.


               No broker, dealer, bank, trust company or fiduciary shall be deemed to be the agent of the Company, TU Electric Capital, the Dealer Managers, the Exchange Agent or the Information Agent for purposes of the Exchange Offer except that, in any jurisdiction where the securities, blue sky, or other laws require the Exchange Offer to be made by or through a licensed broker or dealer, the Exchange Offer is being made on behalf of the Company, by the Dealer Managers or one or more registered brokers or dealers licensed under the law of such jurisdiction.

               The Company will pay all transfer taxes, if any, applicable to the exchange of Depositary Shares pursuant to the Exchange Offer. If, however, beneficial ownership of Preferred Securities or shares of Depositary Shares not tendered or accepted for exchange, are to be issued in the name of, or are to be delivered to, any person other than the registered Holder of the Depositary Shares tendered or if a transfer tax is imposed for any reason other than the exchange of Depositary Shares pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered Holder or any other person) will be payable by the tendering Holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with a Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering Holder. Tendering Holders will not be obligated to pay brokerage commissions or fees to the Dealer Managers, the Exchange Agent, the Information Agent, the Company or TU Electric Capital.

                       DESCRIPTION OF THE PREFERRED SECURITIES

               TU Electric Capital was authorized and created by the Original Trust Agreement. The Preferred Securities and the Common Securities will be created pursuant to the terms of the Trust Agreement. The Preferred Securities represent undivided beneficial interests in the assets of TU Electric Capital and entitle the Holders thereof to a preference over the Common Securities in certain circumstances with respect to distributions and amounts payable on redemption or liquidation, as well as other benefits as described in the Trust Agreement. The following summaries of certain provisions of the Trust Agreement do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Trust Agreement, including the definitions therein of certain terms, and the Trust Indenture Act. Wherever particular sections or defined terms of the Trust Agreement are referred to, such sections or defined terms are incorporated herein by reference. The Trust Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part.

               GENERAL

               All of the Common Securities are owned by the Company. The Common Securities rank pari passu, and payments will be made thereon pro rata, with the Preferred Securities based on the liquidation preference of the Trust Securities, except as described under "Subordination of Common Securities." (Section 4.03) The Junior Subordinated Debentures will be owned by TU Electric Capital and held by the Property Trustee in trust for the benefit of the Holders of the Trust Securities. (Section 2.09). The Guarantee is a full and unconditional guarantee with respect to the Preferred Securities but does not guarantee payment of distributions or amounts payable on redemption or liquidation of the Preferred Securities when TU Electric Capital does not have funds available to make such payments.

               DISTRIBUTIONS


               The distributions payable on the Preferred Securities will be fixed at a rate per annum of 8.25% of the stated liquidation preference amount thereof. The term "distributions" as used herein includes interest payable on overdue distributions, unless otherwise stated. The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months and for any period shorter than a full month, on
          the   basis    of   the   actual   number    of   days   elapsed.
          (Section 4.01(b)).

               Distributions   on  the   Preferred   Securities   will   be
          cumulative, will accrue from the date of initial issuance thereof, and will be payable quarterly in arrears, on March 31, June 30, September 30 and December 31 of each year, commencing
          December 31, 1995,  except  as otherwise  described  below.   Such
          distributions  will originally  accrue  from,  and  include,  the
          Closing  Date  and   will  accrue  to,  and  include,  the  first
          distribution payment  date, and thereafter will  accrue from, and
          exclude,  the  last  distribution  payment  date  through   which
          distributions have been  paid.   In the  event that  any date  on
          which distributions are otherwise payable on the Preferred Securities is not a Business Day, payment of the distribution payable on such date will be made on the next succeeding Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, payment of such distribution shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date (each date on which distributions are otherwise payable in accordance with the
          foregoing, a distribution payment  date).  (Section 4.01(a)).   A
          Business Day is used herein to mean any day other than a Saturday or a Sunday or a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed or a day on which the Corporate Trust Office of the Property Trustee or the Debenture Trustee (as defined herein) is closed for business.

               It is anticipated that the income of TU Electric Capital available for distribution to the Holders of the Preferred Securities will be limited to payments on the Junior Subordinated Debentures for which TU Electric Capital will exchange the Preferred Securities and the Common Securities. See DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES. If the Company does not make interest payments on the Junior Subordinated Debentures, the Property Trustee will not have funds available to pay distributions on the Preferred Securities. The payment of distributions (if and to the extent TU Electric Capital has sufficient funds available for the payment of such distributions) is guaranteed on a limited basis by the Company as set forth herein under DESCRIPTION OF THE GUARANTEE.

               Distributions on the Preferred Securities will be payable to the Holders thereof as they appear on the register of TU Electric Capital on the relevant record dates, which is 15 days prior to the relevant distribution payment date or if such date is not a Business Day, the next succeeding Business Day. (Section 4.01(d)).

               The Company has the right under the Indenture pursuant to which it will issue the Junior Subordinated Debentures to extend the interest payment period from time to time on the Junior Subordinated Debentures to a period not exceeding 20 consecutive quarters, with the consequence that quarterly distributions on the Preferred Securities would be deferred (but would continue to accrue with interest payable on unpaid distributions at the rate per annum set forth above, compounded quarterly) by TU Electric Capital during any such Extension Period. In the event that the Company exercises this right, during such period the Company may not declare or pay any dividend or distribution on (other than dividends paid in shares of Common Stock of the Company), or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock, or make any guarantee payments with respect to the foregoing or redeem any indebtedness that is pari passu with the Junior Subordinated Debentures. Any Extension Period with respect to payment of interest on the Junior Subordinated Debentures, or any extended interest payment period in respect of other Debt Securities or on any similar securities will apply to all such securities and will also apply to distributions with respect to the Preferred Securities and all other securities with terms substantially the same as the
          Preferred  Securities.   Prior  to the  termination  of any  such
          Extension Period, the Company may further extend the interest payment period, provided that such Extension Period together with all such previous and further extensions thereof may not exceed 20 consecutive quarters or extend beyond the maturity of the Junior Subordinated Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may select a new extended interest payment period, subject to the foregoing requirements. See DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES - "Interest" and "Option to Extend Interest Payment Period." The Holders of Preferred Securities do not have a right to appoint a special representative in the event that the Company defers interest on the Junior Subordinated Debentures.

               REDEMPTION OF PREFERRED SECURITIES


               The Junior Subordinated Debentures will mature on September 30, 2030, and the Company has the right to redeem the Junior Subordinated Debentures in whole or in part on or after November 1, 2001, or earlier in certain circumstances upon the occurrence of a Tax Event, subject to the conditions described under DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES - "Optional Redemption."


               Upon the repayment of the Junior Subordinated Debentures, whether at maturity or upon earlier redemption as provided in the Indenture, the proceeds from such repayment shall be applied by the Property Trustee to redeem a Like Amount (as defined herein) of Trust Securities, upon not less than 30 nor more than 60 days' notice, at the redemption price plus accrued and unpaid distributions. See DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES - "Optional Redemption."

               Like Amount means (i) with respect to a redemption of Trust Securities, Preferred Securities and Common Securities, each in amounts having a liquidation value equal to the proportion all such securities have to the liquidation value of all the Trust Securities, together having an aggregate liquidation value equal to the principal amount of Junior Subordinated Debentures to be contemporaneously redeemed in accordance with the Indenture, the proceeds of which are to be used to pay the redemption price plus accrued and unpaid distributions of such Trust Securities and
          (ii) with respect to a distribution of Junior Subordinated Debentures to Holders of Trust Securities in connection with a liquidation of TU Electric Capital upon the occurrence of a Tax Event or the bankruptcy, termination or liquidation of TU
          Electric   Capital,  Junior  Subordinated   Debentures  having  a
          principal amount equal to the liquidation value of the Trust Securities of the Holders to which such Junior Subordinated Debentures are distributed.

               TAX EVENT REDEMPTION OR DISTRIBUTION

               If at any time, a Tax Event shall occur and be continuing, TU Electric Capital shall, unless the Junior Subordinated Debentures are redeemed in the limited circumstances described below, be terminated with the result that, after satisfaction of creditors of TU Electric Capital, if any, Junior Subordinated Debentures in a Like Amount of the Preferred Securities and the Common Securities would be distributed on a pro rata basis to the Holders of the Preferred Securities and the Common Securities in liquidation of such Holders' interests in TU Electrical Capital, within 90 days following the occurrence of such Tax Event; provided, however, that as a condition of such termination and distribution, the Administrative Trustees shall have received an opinion of nationally recognized independent tax counsel experienced in such matters (No Recognition Opinion), which opinion may rely on any then applicable published revenue rulings of the Internal Revenue Service, to the effect that the Holders of the Preferred Securities will not recognize any gain or loss for United States federal income tax purposes as a result of such termination and distribution of Junior Subordinated Debentures; and, provided, further, that, if at the time there is available to TU Electric Capital the opportunity to eliminate, within such 90-day period, the Tax Event by taking some ministerial action, such as filing a form or making an election, or pursuing some other similar reasonable measure, which has no adverse effect on TU Electric Capital or the Company or the Holders of the Preferred Securities, TU Electric Capital will pursue such measure in lieu of termination. Furthermore, if (i) the Administrative Trustees have received an opinion of nationally recognized independent tax counsel experienced in such matters (Redemption Tax Opinion) that, as a result of a Tax Event, there is more than an insubstantial risk that the Company would be precluded from deducting the interest on the Junior Subordinated Debentures for United States federal income tax purposes even if the Junior Subordinated Debentures were distributed to the Holders of Preferred Securities and Common Securities in liquidation of such Holders' interests in TU Electric Capital as described above or (ii) the Administrative Trustees shall have been informed by such tax counsel that a No Recognition Opinion cannot be delivered to TU Electric Capital, the Company shall have the right, upon not less than 30 nor more than 60 days' notice, to redeem the Junior Subordinated Debentures in whole or in part for cash within 90 days following the occurrence of such Tax Event, and promptly following such redemption Preferred Securities and Common Securities with an aggregate liquidation preference amount equal to the aggregate principal amount of the Junior Subordinated Debentures so redeemed will be redeemed by TU Electric Capital at the Redemption Price on a pro rata basis, provided, however, that if at the time there is available to the Company or the Administrative Trustees the opportunity to eliminate, within such 90-day period, the Tax Event by taking some ministerial action, such as filing a form or making an election, or pursuing some other similar reasonable measure, which has no adverse effect on TU Electric Capital, the Company or the Holders of the Preferred Securities, the Company will pursue such measure in lieu of redemption and provided further that the Company shall have no right to redeem the Junior Subordinated Debentures while the Administrative Trustees on behalf of TU Electric Capital are pursuing any such ministerial action. The Common Securities will be redeemed on a pro rata basis with the Preferred Securities, except that if an Event of Default under the Trust Agreement has occurred and is continuing, the Preferred Securities will have a priority over the Common Securities with respect to payment of the Redemption Price.

               "Tax Event" means the receipt by TU Electric Capital of an opinion of counsel experienced in such matters to the effect that, as a result of (a) any amendment to, clarification of, or change (including any announced prospective change) in, the laws or treaties (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein affecting taxation, (b) any judicial decision or any official administrative pronouncement, ruling, regulatory procedure, notice or announcement (including any notice or announcement of intent to issue or adopt any such administrative pronouncement, ruling, regulatory procedure or regulation) (each, an Administrative Action), or (c) any amendment to, clarification of, or change in the official position or the interpretation of any such Administrative Action or judicial decision or any interpretation or pronouncement that provides for a position with respect to such Administrative Action or judicial decision that differs from the theretofore generally accepted position, in each case by any legislative body, court, governmental authority or regulatory body, irrespective of the manner in which such amendment, clarification or change is made known, which amendment, clarification, or change is effective, which Administrative Action is taken or which judicial decision is issued, in each case on or after the date of issuance of the Preferred Securities, there is more than an insubstantial risk that (i) TU Electric Capital is, or will be, subject to United States federal income tax with respect to interest received on the Junior Subordinated Debentures, (ii) interest payable by the Company on the Junior Subordinated Debentures is not, or will not be, fully deductible for United States federal income tax purposes, or (iii) TU Electric Capital is, or will be, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

               On the date fixed for any distribution of Junior Subordinated Debentures, upon termination of TU Electric Capital
          (i) the Preferred Securities and the Common Securities will no longer be deemed to be outstanding and (ii) certificates representing Preferred Securities will be deemed to represent Junior Subordinated Debentures having an aggregate principal amount equal to the stated liquidation preference amount of, and bearing accrued and unpaid interest equal to accrued and unpaid distributions on, such Preferred Securities until such certificates are presented to the Company or its agent for transfer or reissuance.

               There can  be no assurance  as to  the market price  for the
          Junior Subordinated Debentures which may be distributed in exchange for Preferred Securities if a termination and liquidation of TU Electric Capital were to occur. Accordingly, the Junior Subordinated Debentures which the investor may subsequently receive on termination and liquidation of TU Electric Capital, may trade at a discount to the price of the Preferred Securities exchanged. If the Junior Subordinated Debentures are distributed to the Holders of Preferred Securities upon the termination of TU Electric Capital, the Company will use its best efforts to list the Junior Subordinated Debentures on the NYSE or on such other exchange on which the Preferred Securities are then listed.

               REDEMPTION PROCEDURES

               The Company may not redeem fewer than all the Junior Subordinated Debentures and TU Electric Capital may not redeem fewer than all the outstanding Preferred Securities unless all accrued and unpaid distributions have been paid on all Preferred Securities for all quarterly distribution periods terminating on or prior to the date of redemption or if a partial redemption of the Preferred Securities would result in the delisting of the Preferred Securities by any national securities exchange on which the Preferred Securities are then listed.

               Preferred Securities redeemed on each redemption date shall be redeemed at the redemption price plus accrued and unpaid distributions with the proceeds from the contemporaneous redemption of Junior Subordinated Debentures. Redemptions of the Preferred Securities shall be made and the redemption price plus accrued and unpaid distributions shall be deemed payable on each date selected for redemption (Redemption Date) only to the extent that TU Electric Capital has funds available for the payment of such redemption price plus accrued and unpaid distributions.

          (Section   4.02(c)).     See   also   "Subordination  of   Common
          Securities."

               If  TU  Electric Capital  gives  a notice  of  redemption in respect of Preferred Securities (which notice will be irrevocable), then, on or before the Redemption Date, TU Electric Capital will irrevocably deposit with the paying agent for the Preferred Securities funds sufficient to pay the applicable redemption price plus accrued and unpaid distributions and will give such paying agent irrevocable instructions and authority to pay the redemption price plus accrued and unpaid distributions to the Holders thereof upon surrender of their certificates evidencing Preferred Securities. Notwithstanding the foregoing, distributions payable on or prior to the redemption date for any Preferred Securities called for redemption shall be payable to the Holders of such Preferred Securities on the relevant record dates for the related distribution payment dates. If notice of redemption shall have been given and funds deposited as required, then on the Redemption Date, all rights of Holders of such Preferred Securities so called for redemption will cease, except the right of the Holders of such Preferred Securities to receive the redemption price plus accrued and unpaid distributions, but without interest thereon, and such Preferred Securities will cease to be outstanding. In the event that any date fixed for redemption of Preferred Securities is not a Business Day, then payment of the amount payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay). In the event that payment of the redemption price plus accrued and unpaid distributions in respect of Preferred Securities called for redemption is improperly withheld or refused and not paid either by TU Electric Capital or by the Company pursuant to the Guarantee described herein under DESCRIPTION OF THE GUARANTEE, distributions on such Preferred Securities will continue to accrue at the then applicable rate, from the original redemption date to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the redemption price plus accrued and unpaid distributions.

               Subject to applicable law (including, without limitation, United States federal securities law), the Company may at any time and from time to time purchase outstanding Preferred Securities by tender, in the open market or by private agreement.

               If less  than all the Trust Securities are to be redeemed on a Redemption Date, then the aggregate liquidation preference of such securities to be redeemed shall be allocated on a pro rata basis to the Common Securities and the Preferred Securities. The particular Preferred Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Property Trustee from the outstanding Preferred Securities not previously called for redemption, by such method as the Property Trustee shall deem fair and appropriate and which may provide for the selection for redemption of Preferred Securities in liquidation preference amounts equal to $25 or integral multiples thereof. The Property Trustee shall promptly notify the security registrar in writing of the Preferred Securities selected for redemption and, in the case of any Preferred Securities selected for partial redemption, the liquidation preference amount thereof to be redeemed. For all purposes of the Trust Agreement, unless the context otherwise requires, all provisions relating to the redemption of Preferred Securities shall relate, in the case of any Preferred Securities redeemed or to be redeemed only in part, to the portion of the liquidation preference amount of Preferred Securities that has been or is to be redeemed. (Section 4.02(f)).

               SUBORDINATION OF COMMON SECURITIES

               Payment of distributions on, and the redemption price plus accrued and unpaid distributions of, the Trust Securities, shall be made pro rata based on the liquidation preference of the Trust Securities; provided, however, that if on any distribution payment date or Redemption Date a default (as described below, see "Events of Default; Notice") under the Trust Agreement shall have occurred and be continuing, no payment of any Distribution on, or redemption price plus accrued and unpaid distributions of, any Common Security, and no other payment on account of the redemption, liquidation or other acquisition of Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid distributions on all outstanding Preferred Securities for all distribution periods terminating on or prior thereto, or in the case of payment of the redemption price plus accrued and unpaid distributions, the full amount of such redemption price plus accrued and unpaid distributions on all outstanding Preferred Securities, shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full of all distributions on, or redemption price plus accrued and unpaid distributions of, Preferred Securities then due and payable. (Section 4.03(a)).

               In the case of any default under the Trust Agreement resulting from an Event of Default under the Indenture, the Holder of Common Securities will be deemed to have waived any such default under the Trust Agreement until the effect of all such Defaults with respect to the Preferred Securities have been cured, waived or otherwise eliminated. Until any such default under such Trust Agreement with respect to the Preferred Securities has been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the Holders of the Preferred Securities and not the Holders of the Common Securities, and only Holders of Preferred Securities will have the right to direct the Property Trustee to act on their behalf. (Section 4.03(b)).

               LIQUIDATION DISTRIBUTION UPON TERMINATION

               Pursuant to the Trust Agreement, TU Electric Capital shall terminate and shall be liquidated by the Property Trustee on the first to occur of: (i) December 31, 2035, the expiration of the term of TU Electric Capital; (ii) the bankruptcy, dissolution or liquidation of the Company; (iii) the occurrence of a Tax Event; and (iv) the redemption of all of the Preferred Securities. (Sections 9.01 and 9.02).


               If an early termination occurs as described in clause (ii) and (iii) above, TU Electric Capital shall be liquidated by the Property Trustee as expeditiously as the Property Trustee determines to be appropriate by adequately providing for the satisfaction of liabilities of creditors, if any, and by distributing to each Holder of Preferred Securities and Common Securities a Like Amount of Junior Subordinated Debentures, unless such distribution is determined by the Property Trustee not to be practical, in which event such Holders will be entitled to receive, out of the assets of TU Electric Capital available for distribution to Holders after adequate provision, as determined by the Property Trustee, has been made for the satisfaction of liabilities of creditors, if any, an amount equal to, in the case of Holders of Preferred Securities, the aggregate liquidation preference of the Preferred Securities plus accrued and unpaid distributions thereon to the date of payment (such amount being the Liquidation Distribution). If such Liquidation Distribution can be paid only in part because TU Electric Capital has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by TU Electric Capital on the Preferred Securities shall be paid on a pro rata basis. The Company as Holder of the Common Securities, will be entitled to receive distributions upon any such termination pro rata with the Holders of the Preferred Securities, except that if default has occurred and is continuing under the Trust Agreement, the Preferred Securities shall have a preference over the Common Securities. (Sections 9.04(a) and 9.04(d)).

               EVENTS OF DEFAULT; NOTICE

               Any one of the following events constitutes an Event of Default under the Trust Agreement (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                    (i) the occurrence of an Event of Default as defined in
               Section 801 of the Indenture (see DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES - "Events of Default"); or

                    (ii) default by the TU Electric Capital in the  payment
               of any distribution when it becomes due and payable, and continuation of such default for a period of 30 days; or

                    (iii) default by the TU Electric Capital in the payment
               of any redemption price, plus accrued and unpaid distributions, of any Trust Security when it becomes due and payable; or

                    (iv) default in the performance, or breach, in any material respect, of any covenant or warranty of the
               Property Trustee in the Trust Agreement (other than a covenant or warranty a default in the performance of which or the breach of which is specifically dealt with in clause
               (ii) or (iii) above), and continuation of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Property Trustee by the Holders of Preferred Securities having at least 10% of the total liquidation preference amount of the outstanding Preferred Securities a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a Notice of Default thereunder; or

                    (v) the  occurrence of certain events  of bankruptcy or
               insolvency with respect to the Property Trustee;

               Within five Business Days after the occurrence of any Event of Default, the Property Trustee shall transmit to the Holders of Trust Securities and the Company notice of any such Event of Default actually known to the Property Trustee, unless such Event of Default shall have been cured or waived.

               Unless an  Event  of  Default shall  have  occurred  and  be continuing, the Property Trustee may be removed at any time by act of the Holder of the Common Securities. If an Event of Default has occurred and is continuing, the Property Trustee may be removed at such time by act of the Holders of Preferred Securities having a majority of the liquidation preference of the Preferred Securities. No resignation or removal of the Property Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor Property Trustee in accordance with the provisions of the Trust Agreement. (Section 8.10).

               If an Event of Default described above has not occurred solely by reason of the requirement that time lapse or notice be given, and is continuing, the Preferred Securities shall have a preference over the Common Securities upon termination of TU Electric Capital as described above. See "Liquidation Distribution upon Termination."

               MERGER OR CONSOLIDATION OF THE PROPERTY TRUSTEE OR THE DELAWARE TRUSTEE

               Any entity into which the Property Trustee or the Delaware Trustee may be merged or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the Property Trustee or the Delaware Trustee shall be a party, or any entity succeeding to all or substantially all the corporate trust business of the Property Trustee or the Delaware Trustee, shall be the successor to the Property Trustee or the Delaware Trustee under the Trust Agreement, provided such entity shall be otherwise qualified and eligible. (Section 8.12).

               VOTING RIGHTS

               Holders of Trust  Securities shall be  entitled to one  vote for each $25 in liquidation preferences represented by their Trust Securities in respect of any matter as to which such Holders of Trust Securities are entitled to vote. Except as described below and under "Amendments to the Trust Agreement," and under DESCRIPTION OF THE GUARANTEE - "Amendments and Assignment" and as otherwise required by law and the Trust Agreement, the Holders of the Preferred Securities will have no voting rights. (Section 6.01(a)).

               So long as any Junior Subordinated Debentures are held by the Property Trustee, the Property Trustee shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or executing any trust or power conferred on the Debenture Trustee with respect to the Junior Subordinated Debentures, (ii) waive any past default which is waivable under Section 6.01 of the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Junior Subordinated Debentures shall be due and payable or (iv) consent to any amendment, modification or termination of the Indenture or the Junior Subordinated Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the Holders of Preferred Securities having of at least 66 2/3% of the liquidation preference amount of the outstanding Preferred Securities; provided, however, that where a consent under the Indenture would require the consent of each Holder of Junior Subordinated Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior consent of each Holder of Preferred Securities. The
          Property Trustee shall not revoke any action previously authorized or approved by a vote of the Preferred Securities. If the Property Trustee fails to enforce its rights under the Junior Subordinated Debentures or the Trust Agreement to the fullest extent permitted by law, a Holder of Preferred Securities may, after such Holder's written request to the Property Trustee to enforce such rights, institute a legal proceeding directly against the Company to enforce the Property Trustee's rights under the Junior Subordinated Debentures or the Trust Agreement without first instituting any legal proceeding against the Property Trustee or any other person or entity. The Property Trustee shall notify all Holders of the Preferred Securities of any notice of default received from the Debenture Trustee. In addition to obtaining the foregoing approvals of the Holders of the Preferred Securities, prior to taking any of the foregoing actions, the Property Trustee shall receive an opinion of counsel experienced in such matters to the effect that TU Electric Capital will not be classified as an association taxable as a corporation for United States federal income tax purposes on account of such action. (Section 6.01(b)).

               Any required approval of Holders of Preferred Securities may be given at a separate meeting of Holders of Preferred Securities convened for such purpose or pursuant to written consent. The Administrative Trustees will cause a notice of any meeting at which Holders of Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such Holders is to be taken, to be given to each Holder of Preferred Securities in the manner set forth in the Trust Agreement. (Section 6.02).

               No vote or consent of the Holders of Preferred Securities will be required for TU Electric Capital to redeem and cancel Preferred Securities in accordance with the Trust Agreement.

               Notwithstanding that Holders of Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Preferred Securities that are owned by the Company, the Property Trustee or any affiliate of the Company or the Property Trustee, shall, for purposes of such vote or consent, be treated as if they were not outstanding.

               Holders of the Preferred Securities will have no rights to appoint or remove the Administrative Trustees, who may be appointed, removed or replaced solely by the Company as the Holder of the Common Securities.

               AMENDMENTS

               The Trust Agreement may be amended from time to time by TU Electric Capital (on approval of a majority of the Administrative Trustees) and the Company, without the consent of any Holders of Trust Securities, (i) to cure any ambiguity, correct or supplement any provision herein or therein which may be inconsistent with any other provision herein or therein, or to make any other provisions with respect to matters or questions arising under the Trust Agreement, which shall not be inconsistent with the other provisions of the Trust Agreement, provided, however, that any such amendment shall not adversely affect in any material respect the interests of any Holder of Trust Securities or (ii) to modify, eliminate or add to any provisions of the Trust Agreement to such extent as shall be necessary to ensure that TU Electric Capital will not be classified for United States federal income tax purposes as an association taxable as a corporation at any time that any Trust Securities are outstanding or to ensure TU Electric Capital's exemption from the status of an "investment company" under the

          Investment Company Act of 1940, as amended; provided, however, that, except in the case of clause (ii), such action shall not adversely affect in any material respect the interests of any Holder of Trust Securities and, in the case of clause (i), any amendments of the Trust Agreement shall become effective when notice thereof is given to the Holders of Trust Securities.

               Except as provided below, any provision of the Trust Agreement may be amended by the Trustees and the Company with (i) the consent of Holders of Trust Securities representing not less than a majority in liquidation preference of the Trust Securities then outstanding and (ii) receipt by the Trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Trustees in accordance with such amendment will not cause TU Electric Capital to be classified for federal income tax purposes as an association taxable as a corporation or affect TU Electric Capital's exemption from status of an "investment company" under the Investment Company Act of 1940, as amended.

               Without the consent of each affected Holder of Trust Securities, the Trust Agreement may not be amended to (i) change the amount or timing of any distribution with respect to the Trust Securities or otherwise adversely affect the amount of any distribution required to be made in respect of the Trust Securities as of a specified date or (ii) restrict the right of a Holder of Trust Securities to institute suit for the enforcement of any such payment on or after such date.

               CO-TRUSTEES AND SEPARATE TRUSTEE

               Unless an Event of Default under the Trust Agreement shall have occurred and be continuing, at any time or times, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the Trust Property (as defined in the Trust Agreement) may at the time be located, the Holder of the Common Securities and the Property Trustee shall have power to appoint, and upon the written request of the Property Trustee, the Company, as Depositor, shall for such purpose join with the Property Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to appoint one or more persons approved by the Property Trustee either to act as co-trustee, jointly with the Property Trustee, of all or any part of such Trust Property, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such person or persons in such capacity, any property, title, right or power deemed necessary or desirable, subject to the provisions of the Trust Agreement. If the Company, as Depositor, does not join in such appointment within 15 days after the receipt by it of a request so to do, or in case an Event of Default under the Indenture has occurred and is continuing, the Property Trustee alone shall have power to make such appointment. (Section 8.09).

               FORM, EXCHANGE, AND TRANSFER

               The Preferred Securities will be issuable only in fully registered form in units having a liquidation preference amount of $25 and any integral multiple thereof.

               At the option of the Holder, subject to the terms of the Trust Agreement, Preferred Securities will be exchangeable for other Preferred Securities of the same series, of any authorized denomination and of like tenor and aggregate liquidation preference.

               Subject to the terms of the Trust Agreement, Preferred Securities may be presented for exchange as provided above or for registration of transfer (duly endorsed or accompanied by a duly executed instrument of transfer) at the office of the Security Registrar or at the office of any transfer agent designated by the Company for such purpose. The Company may designate itself the Security Registrar. No service charge will be made for any registration of transfer or exchange of Preferred Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Such transfer or exchange will be effected upon the Security Registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. The Company may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that the Company will be required to maintain a transfer agent in each place of payment for the Preferred Securities.

               TU Electric Capital will not be required to (i) issue, register the transfer of, or exchange any Preferred Securities during a period beginning at the opening of business 15 calendar days before the day of mailing of a notice of redemption of any Preferred Securities called for redemption and ending at the close of business on the day of such mailing or (ii) register the transfer of or exchange any Preferred Securities so selected for redemption, in whole or in part, except the unredeemed portion of any such Preferred Securities being redeemed in part.

               REGISTRAR AND TRANSFER AGENT

               Texas Utilities Services Inc. will act as registrar and transfer agent for the Preferred Securities.

               Registration of transfers of Preferred Securities will be effected without charge by or on behalf of TU Electric Capital, but upon payment (with the giving of such indemnity as TU Electric Capital or the Company may require) in respect of any tax or other governmental charges which may be imposed in relation to it.

               TU Electric Capital will not be required to register or cause to be registered any transfer of Preferred Securities after they have been called for redemption except the unredeemed portion of any Preferred Securities being redeemed in part.


               CONCERNING THE PROPERTY TRUSTEE

               The Property Trustee is trustee under the Company's Mortgage and Deed of Trust with respect to substantially all the properties of the Company, which secures the Company's first mortgage bonds. The Company maintains deposit accounts and conducts other banking transactions with the Property Trustee in the ordinary course of their businesses. The Property Trustee also acts as the Guarantee Trustee under the Guarantee and the Debenture Trustee under the Indenture.

               MISCELLANEOUS

               Application will be made to list the Preferred Securities on the New York Stock Exchange.

               The Delaware Trustee will act as the resident trustee in the State of Delaware and will have no other significant duties. The Property Trustee will hold the Junior Subordinated Debentures on behalf of TU Electric Capital and will maintain a payment account with respect to the Trust Securities, and will also act as trustee under the Trust Agreement for the purposes of the Trust Indenture Act. See "Events of Default; Notice." The Administrative Trustees will administer the day to day operations of TU Electric Capital. See "Voting Rights."

               The Administrative Trustees are authorized and directed to conduct the affairs of TU Electric Capital and to operate TU Electric Capital so that TU Electric Capital will not be deemed to be an "investment company" required to be registered under the 1940 Act or taxed as a corporation for United States federal income tax purposes and so that the Junior Subordinated Debentures will be treated as indebtedness of the Company for United States federal income tax purposes. In this connection, the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust or the Trust Agreement, that the Administrative Trustees determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the Holders of the Preferred Securities.

               Holders of the Preferred Securities have no preemptive rights.


                             DESCRIPTION OF THE GUARANTEE

               Set forth below is a summary of information concerning the Guarantee that will be executed and delivered by the Company for the benefit of the Holders from time to time of Preferred Securities. The Guarantee will be qualified as an indenture under the Trust Indenture Act. The Bank of New York will act as Guarantee Trustee under the Guarantee for the purposes of compliance with the Trust Indenture Act. The terms of the Guarantee will be those set forth in such Guarantee and those made part of such Guarantee by the Trust Indenture Act. The summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Guarantee, which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and the Trust Indenture Act. The Guarantee Trustee will hold the Guarantee for the benefit of the Holders of the Preferred Securities.

               GENERAL

               The Company will fully and unconditionally agree, to the extent set forth herein, to pay the Guarantee Payments (as defined herein) in full to the Holders of the Preferred Securities (except to the extent paid by or on behalf of TU Electric Capital), as and when due, regardless of any defense, right of set-off or counterclaim that the Company may have or assert. The following payments with respect to the Preferred Securities, to the extent not paid by or on behalf of TU Electric Capital (Guarantee Payments), will be subject to the Guarantee (without duplication): (i) any accrued and unpaid distributions required to be paid on the Preferred Securities, to the extent TU Electric Capital has funds available therefor, (ii) the redemption price, including all accrued and unpaid distributions, with respect to any Preferred Securities called for redemption by TU Electric Capital (redemption price plus accrued and unpaid distributions), to the extent TU Electric Capital has funds available therefor and (iii) upon a voluntary or involuntary termination, winding-up or termination of TU Electric Capital (other than in connection with a redemption of all of the Preferred Securities), the lesser of (a) the aggregate of the liquidation preference and all accrued and unpaid distributions on the Preferred Securities to the date of payment and (b) the amount of assets of TU Electric Capital remaining available for distribution to Holders of Preferred Securities in liquidation of TU Electric Capital. The Company's obligation to make a
          Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the Holders of Preferred Securities or by causing TU Electric Capital to pay such amounts to such Holders.

               The Guarantee will be a guarantee with respect to the Preferred Securities issued by TU Electric Capital from the time of issuance of the Preferred Securities, but will not apply to
          (i) any payment of distributions if and to the extent that TU Electric Capital does not have funds available to make such payments, or (ii) collection of payment. If the Company does not make interest payments on the Junior Subordinated Debentures held by TU Electric Capital, TU Electric Capital will not have funds available to pay distributions on the Preferred Securities. The Guarantee will rank subordinate and junior in right of payment to all liabilities of the Company (except those made pari passu by their terms). See "Status of the Guarantee."

               AMENDMENTS AND ASSIGNMENT

               Except with respect to any changes that do not materially adversely affect the rights of Holders of Preferred Securities (in which case no vote will be required), the terms of the Guarantee may be changed only with the prior approval of the Holders of Preferred Securities having at least 66 2/3% of the liquidation preference amount of the outstanding Preferred Securities. All guarantees and agreements contained in the Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the Holders of the Preferred Securities then outstanding.

               EVENTS OF DEFAULT

               An event of default under the Guarantee will occur upon the failure of the Company to perform any of its payment obligations thereunder. The Holders of Preferred Securities having a majority of the liquidation preference of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee.

               If the Guarantee Trustee fails to enforce the Guarantee, any Holder of Preferred Securities may enforce the Guarantee, institute a legal proceeding directly against the Company to enforce the Guarantee Trustee's rights under such Guarantee without first instituting a legal proceeding against TU Electric Capital, the Guarantee Trustee or any other person or entity.

               The Company will be required to provide annually to the Guarantee Trustee a statement as to the performance by the Company of certain of its obligations under the Guarantee and as to any default in such performance.

               The Company will also be required to file annually with the Guarantee Trustee an officer's certificate as to the Company's compliance with all conditions under the Guarantee.

               INFORMATION CONCERNING THE GUARANTEE TRUSTEE

               The Guarantee Trustee, prior to the occurrence of a default by the Company in performance of the Guarantee, has undertaken to perform only such duties as are specifically set forth in the

          Guarantee and, after default with respect to the Guarantee, must exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to this provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Guarantee at the request of any Holder of Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. See DESCRIPTION OF THE PREFERRED SECURITIES - "Concerning the Property Trustee."

               TERMINATION OF THE GUARANTEE

               The Guarantee will terminate and be of no further force and effect upon full payment of the redemption price plus accrued and unpaid distributions of all Preferred Securities, the distribution of Junior Subordinated Debentures to Holders of Preferred Securities in exchange for all of the Preferred
          Securities or full payment of the amounts payable upon liquidation of TU Electric Capital. The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any Holder of Preferred Securities must restore payment of any sums paid under the Preferred Securities or the Guarantee.

               STATUS OF THE GUARANTEE

               The Guarantee will constitute an unsecured obligation of the Company and will rank (i) subordinate and junior in right of payment to all liabilities of the Company (except liabilities that may be made pari passu by their terms), (ii) pari passu with the most senior preferred or preference stock now or hereafter issued by the Company and with any guarantee now or hereafter entered into by the Company in respect of any preferred or preference stock of any affiliate of the Company and (iii) senior to the Company's common stock. The Trust Agreement provides that each Holder of Preferred Securities by acceptance thereof agrees to the subordination provisions and other terms of the Guarantee.

               The Guarantee will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against the Guarantor to enforce its rights under the Guarantee without first instituting a legal proceeding against any other person or entity).

               GOVERNING LAW

               The  Guarantee   will  be  governed  by   and  construed  in
          accordance with the laws of the State of New York.


                  DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES

               Set forth below is a description of the specific terms of the Junior Subordinated Debentures which TU Electric Capital will hold as trust assets. The following description does not purport to be complete and is qualified in its entirety by reference to the description in the Indenture between the Company and the Trustee with respect to the Junior Subordinated Debentures (Debenture Trustee), which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Whenever particular provisions or defined terms in the Indenture are referred to herein, such provisions or defined terms are incorporated by reference herein. Section references used herein are references to provisions of the Indenture unless otherwise noted.

               The Indenture provides for the issuance of debentures (including the Junior Subordinated Debentures), notes or other evidence of indebtedness by the Company (each a Debt Security) in an unlimited amount from time to time. The Junior Subordinated Debentures constitute a separate series under the Indenture.

               GENERAL

               The Junior Subordinated Debentures will be limited in aggregate principal amount to the sum of the aggregate liquidation preference amount of the Preferred Securities and the consideration paid by the Company for the Common Securities. The Junior Subordinated Debentures are unsecured, subordinated obligations of the Company which rank junior to all of the Company's Senior Indebtedness.


               The entire outstanding principal amount of the Junior Subordinated Debentures will become due and payable, together with any accrued and unpaid interest thereon, including
          Additional Interest (as defined herein), if any, on September 30, 2030. The amounts payable as principal and interest on the Junior Subordinated Debentures will be sufficient to provide for payment of distributions payable on the Trust Securities.


               If Junior Subordinated Debentures are distributed to Holders of Preferred Securities in a termination of TU Electric Capital, such Junior Subordinated Debentures will be issued in fully registered certificated form in denominations of $25 and integral multiples thereof and may be transferred or exchanged at the offices described below.

               Payments of principal and interest on Junior Subordinated Debentures will be payable, the transfer of Junior Subordinated Debenture will be registrable, and Junior Subordinated Debentures will be exchangeable for Junior Subordinated Debentures of other denominations of a like aggregate principal amount, at the corporate trust office of the Debenture Trustee in The City of New York; provided that payment of interest may be made at the option of the Company by check mailed to the address of the persons entitled thereto and that the payment in full of principal with respect to any Junior Subordinated Debenture will be made only upon surrender of such Junior Subordinated Debenture to the Debenture Trustee.

               OPTIONAL REDEMPTION


               On or after November 1, 2001, the Company will have the right, at any time and from time to time, to redeem the Junior Subordinated Debentures, in whole or in part, at a redemption price equal to 100% of the principal amount of the Junior Subordinated Debentures being redeemed, together with any accrued but unpaid interest, including Additional Interest, if any, to the redemption date.


              If a Tax Event shall occur and be continuing, the Company shall have the right to redeem the Junior Subordinated Debentures in whole or in part, at a redemption price plus accrued and unpaid distributions equal to 100% of the principal amount of Junior Subordinated Debentures then outstanding plus any accrued and unpaid interest, including Additional Interest, if any, to the redemption date.

               For so long as TU Electric Capital is the Holder of all the outstanding Junior Subordinated Debentures, the proceeds of any such redemption will be used by TU Electric Capital to redeem Preferred Securities and Common Securities in accordance with their terms. The Company may not redeem less than all the Junior Subordinated Debentures unless all accrued and unpaid interest (including any Additional Interest) has been paid in full on all outstanding Junior Subordinated Debentures for all quarterly interest periods terminating on or prior to the date of redemption.

               Any optional redemption of Junior Subordinated Debentures shall be made upon not less than 30 nor more than 60 days' notice from the Debenture Trustee to the Holders of Junior Subordinated Debentures, as provided in the Indenture. All notices of redemption shall state the redemption date, the redemption price plus accrued and unpaid distributions, if less than all the Junior Subordinated Debentures are to be redeemed, the identification of those to be redeemed and the portion of the principal amount of any Junior Subordinated Debentures to be redeemed in part; that on the redemption date, subject to the Trustee's receipt of the redemption monies, the redemption price plus accrued and unpaid distributions will become due and payable upon each such Junior Subordinated Debentures to be redeemed and that interest thereon will cease to accrue on and after said date; and the place or places where such Securities are to be surrendered for payment of the redemption price plus accrued and unpaid distributions.


               INTEREST

               The Junior  Subordinated Debentures shall  bear interest  at the rate of 8.25% per annum. Such interest is payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year (each, an Interest Payment Date), commencing December 31, 1995, to the person in whose name each Junior Subordinated Debenture is registered, by the close of business on the Business
          Day  15 days  preceding  such  Interest  Payment  Date.    It  is
          anticipated that TU Electric Capital will be the sole Holder of the Junior Subordinated Debentures.


               The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months and for any period shorter than a full month, on the basis of the actual number of days elapsed (Section 310). In the event that any date on which interest is payable on the Junior Subordinated Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date the payment was originally payable (Section 113).

               OPTION TO EXTEND INTEREST PAYMENT PERIOD

               The Company shall have the right under the Indenture to extend the interest payment period from time to time on the Junior Subordinated Debentures to a period not exceeding 20 consecutive quarters during which period interest will be compounded quarterly. At the end of an Extension Period, the Company must pay all interest then accrued and unpaid (together with interest thereon at the rate specified for the Junior
          Subordinated Debentures compounded quarterly, to the extent permitted by applicable law). However, during any such Extension Period, the Company shall not declare or pay any dividend or distribution (other than a dividend or distribution in Common Stock of the Company) on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock, redeem any indebtedness that is pari passu with the Junior Subordinated Debentures, or make any guarantee payments with respect to the foregoing. Prior to the termination of any such Extension Period, the Company may further extend the interest payment period, provided that such Extension Period together with all such previous and further extensions thereof shall not exceed 20 consecutive quarters at any one time or extend beyond the maturity date of the Junior Subordinated Debentures. Any extension period with respect to payment of interest on the Junior Subordinated Debentures, other Debt Securities or on any similar securities will apply to all such securities and will also apply to distributions with respect to the Preferred Securities and all other securities with terms substantially the same as the Preferred Securities. Upon the termination of any such Extension Period and the payment of all amounts then due, the Company may select a new Extension Period, subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. The Company will give TU Electric Capital and the Debenture Trustee notice of its election of an Extension Period prior to the earlier of (i) one Business Day prior to the record date for the distribution which would occur but for such election or (ii) the date the Company is required to give notice to the NYSE or other applicable self-regulatory organization of the record date and will cause the Trust to send notice of such election to the Holders of Preferred Securities.

               ADDITIONAL INTEREST

               So long as any Preferred Securities remain outstanding, if TU Electric Capital shall be required to pay, with respect to its income derived from the interest payments on the Junior Subordinated Debentures any amounts for or on account of any taxes, duties, assessments or governmental charges of whatever nature imposed by the United States, or any other taxing authority, then, in any such case, the Company will pay as interest on such series such additional interest (Additional Interest) as may be necessary in order that the net amounts received and retained by TU Electric Capital after the payment of such taxes, duties, assessments or governmental charges shall result in the TU Electric Capital's having such funds as it would have had in the absence of the payment of such taxes, duties, assessments or governmental charges.

               DEFEASANCE

               The principal amount of any series of Debt Securities issued under the Indenture will be deemed to have been paid for purposes of the Indenture and the entire indebtedness of the Company in respect thereof will be deemed to have been satisfied and discharged, if there shall have been irrevocably deposited with the Debenture Trustee or any paying agent, in trust: (a) money in an amount which will be sufficient, or (b) in the case of a deposit made prior to the maturity of the Junior Subordinated Debentures, Government Obligations (as defined herein), which do not contain provisions permitting the redemption or other prepayment thereof at the option of the issuer thereof, the principal of and the interest on which when due, without any regard to reinvestment thereof, will provide moneys which, together with the money, if any, deposited with or held by the Debenture Trustee, will be sufficient, or (c) a combination of
          (a) and (b) which will be sufficient, to pay when due the principal of and premium, if any, and interest, if any, due and to become due on the Debt Securities of such series that are outstanding. For this purpose, Government Obligations, include direct obligations of, or obligations unconditionally guaranteed by, the United States of America entitled to the benefit of the full faith and credit thereof and certificates, depositary receipts or other instruments which evidence a direct ownership interest in such obligations or in any specific interest or principal payments due in respect thereof.

               It is possible that for federal income tax purposes any deposit contemplated in the preceding paragraph could be treated as a taxable exchange of the Junior Subordinated Debentures outstanding for an issue of obligations of TU Electric Capital or a direct interest in the cash and securities held by TU Electric Capital. In that case, Holders of the Junior Subordinated Debentures outstanding would recognize a gain or loss for federal income tax purposes, as if their share of TU Electric Capital obligations or the cash or securities deposited, as the case may be, had actually been received by them in exchange for their Junior Subordinated Debentures. In addition, such Holders thereafter would be required to include in income a share of the income, gain or loss of TU Electric Capital. The amount so required to be included in income could be different from the amount that would be includable in the absence of such deposit. Prospective investors are urged to consult their own tax advisors as to the specific consequences to them of such deposit.

               SUBORDINATION


               The Junior Subordinated Debentures  will be subordinate  and junior in right of payment to all Senior Indebtedness of the Company as provided in the Indenture. No payment of principal of (including redemption and sinking fund payments), or interest on, the Junior Subordinated Debentures may be made (i) upon the occurrence of certain events of bankruptcy, insolvency or reorganization, (ii) if any Senior Indebtedness is not paid when due, (iii) if any other default has occurred pursuant to which the Holders of Senior Indebtedness have accelerated the maturity thereof and with respect to (ii) and (iii), such default has not been cured or waived, or (iv) if the maturity of any series of Debt Securities has been accelerated, because of an event of default with respect thereto, which remains uncured. Upon any distribution of assets of the Company to creditors upon any dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all principal of, and premium, if any, and interest due or to become due on, all Senior
          Indebtedness must be paid in full before the Holders of the Junior Subordinated Debentures are entitled to receive or retain any payment thereon. (Section 1502). Subject to the prior payment of all Senior Indebtedness, the rights of the Holders of the Junior Subordinated Debentures will be subrogated to the rights of the Holders of Senior Indebtedness to receive payments or distributions applicable to Senior Indebtedness until all amounts owing on the Junior Subordinated Debentures are paid in full. (Section 1504).

               The term Senior Indebtedness is defined in the Indenture to mean all obligations (other than non-recourse obligations and the indebtedness issued under the Indenture) of, or guaranteed or assumed by, the Company for borrowed money, including both senior and subordinated indebtedness for borrowed money (other than the Debt Securities), or for the payment of money relating to any lease which is capitalized on the consolidated balance sheet of the Company and its subsidiaries in accordance with generally accepted accounting principles as in effect from time to time, or evidenced by bonds, debentures, notes or other similar instruments, and in each case, amendments, renewals, extensions, modifications and refundings of any such indebtedness or obligations, whether existing as of the date of this Indenture or subsequently incurred by the Company unless, in the case of any particular indebtedness, renewal, extension or refunding, the instrument creating or evidencing the same or the assumption or guarantee of the same expressly provides that such indebtedness, renewal, extension or refunding is not superior in right of payment to or is pari passu with the Junior Subordinated Debentures; provided that the Company's obligations under the Guarantee shall not be deemed to be Senior Indebtedness. (Section 101).


               The Indenture does not limit the aggregate amount of Senior Indebtedness that may be issued. As of September 30, 1995, the Company had approximately $7.5 billion principal amount of indebtedness for borrowed money constituting Senior Indebtedness. In addition, as of September 30, 1995, there were approximately $84.610 million of contingent obligations constituting Senior Indebtedness where there exists a financially viable and unrelated primary obligor and where the risk of loss to Company is, in the opinion of the Company, remote.


               CONSOLIDATION, MERGER, AND SALE OF ASSETS

               Under the terms of the Indenture, the Company may not consolidate with or merge into any other entity or convey, transfer or lease its properties and assets substantially as an entirety to any entity, unless (i) the corporation formed by such consolidation or into which the Company is merged or the entity which acquires by conveyance or transfer, or which leases, the property and assets of the Company substantially as an entirety shall be a entity organized and validly existing under the laws of any domestic jurisdiction and such entity expressly assumes the Company's obligations on all Debt Securities and under the Indenture, (ii) immediately after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing, and (iii) the Company shall have delivered to the Debenture Trustee an Officer's Certificate and an Opinion of Counsel as provided in the Indenture (Section 1101).

               EVENTS OF DEFAULT


               Each of the  following will constitute  an Event of  Default under the Indenture with respect to the Debt Securities of any series: (a) failure to pay any interest on the Debt Securities of such series within 30 days after the same becomes due and payable; (b) failure to pay principal or premium, if any, on the Debt Securities of such series when due and payable; (c) failure to perform, or breach of, any other covenant or warranty of the Company in the Indenture (other than a covenant or warranty of the Company in the Indenture solely for the benefit of one or more series of Debt Securities other than such series) for 60 days after written notice to the Company by the Debenture Trustee, or to the Company and the Debenture Trustee by the Holders of at least 33% in principal amount of the Debt Securities of such series outstanding under the Indenture as provided in the Indenture; (d) the entry by a court having jurisdiction in the premises of (1) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law or (2) a decree or order adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition by one or more Persons other than the Company seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable Federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official for the Company or for any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order for relief or any such other decree or order shall have remained unstayed and in effect for a period of 90 consecutive days; and (e) the commencement by the Company of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company in a case or other similar proceeding or to the commencement of any bankruptcy or insolvency case or proceeding against it under any applicable Federal or state law or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or state law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the authorization of such action by the Board of Directors (Section 801).

               An Event of Default with respect to the Debt Securities of a particular series may not necessarily constitute an Event of Default with respect to Debt Securities of any other series issued under the Indenture.

               If an Event of Default due to the default in payment of principal of or interest on any series of Debt Securities or due to the default in the performance or breach of any other covenant or warranty of the Company applicable to the Debt Securities of such series but not applicable to all series occurs and is continuing, then either the Trustee or the Holders of 33% in principal amount of the outstanding Debt Securities of such series may declare the principal of all of the Debt Securities of such series and interest accrued thereon to be due and payable immediately (subject to the subordination provisions of the
          Indenture). If an Event of Default due to the default in the performance of any other covenants or agreements in the Indenture applicable to all outstanding Debt Securities or due to certain events of bankruptcy, insolvency or reorganization of the Company has occurred and is continuing, either the Trustee or the Holders of not less than 33% in principal amount of all outstanding Debt Securities, considered as one class, and not the Holders of the Debt Securities of any one of such series may make such declaration of acceleration (subject to the subordination provisions of the Indenture).

               At any time after the declaration of acceleration with respect to the Debt Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained, the Event or Events of Default giving rise to such declaration of acceleration will, without further act, be deemed to have been waived, and such declaration and its consequences will, without further act, be deemed to have been rescinded and annulled, if

               (a) the Company has paid or deposited with the Debenture Trustee a sum sufficient to pay

                    (1) all overdue interest on all Debt Securities of such series;

                    (2) the principal of and premium, if any, on any Debt Securities of such series which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such Debt Securities;

                    (3) interest upon overdue interest at the rate or rates prescribed therefor in such Debt Securities, to the extent that payment of such interest is lawful; and

                    (4) all amounts due to the Debenture Trustee under the Indenture;

               (b) any other Event or Events of Default with respect to Debt Securities of such series, other than the nonpayment of the principal of the Debt Securities of such series which has become due solely by such declaration of acceleration, have been cured or waived as provided in the Indenture (Section 802).

               Subject to the provisions of the Indenture relating to the duties of the Debenture Trustee in case an Event of Default shall occur and be continuing, the Debenture Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Debenture Trustee reasonable indemnity (Section 903). If an Event of Default has occurred and is continuing in respect of a series of Debt Securities, subject to such provisions for the indemnification of the Debenture Trustee, the Holders of a majority in principal amount of the outstanding Debt Securities of such series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or exercising any trust or power conferred on the Debenture Trustee, with respect to the Debt Securities of such series; provided, however, that if an Event of Default occurs and is continuing with respect to more than one series of Debt Securities, the Holders of a majority in aggregate principal amount of the outstanding Debt Securities of all such series, considered as one class, will have the right to make such direction, and not the Holders of the Debt Securities of any one of such series; and provided, further, that such direction will not be in conflict with any rule of law or with the Indenture. (Section 812).

               No Holder of Debt Securities of any series will have any right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless (i) such Holder has previously given to the Debenture Trustee written notice of a continuing Event of Default with respect to the Debt Securities of such series, (ii) the Holders of not less than a majority in aggregate principal amount of the outstanding Debt Securities of all series in respect of which an Event of Default shall have occurred and be continuing, considered as one class, have made written request to the Debenture Trustee, and such Holder or Holders have offered reasonable indemnity to the Debenture Trustee to institute such proceeding in respect of such Event of Default in its own name as trustee and (iii) the Debenture Trustee has failed to institute any proceeding, and has not received from the Holders of a majority in aggregate principal amount of the outstanding Debt Securities of such series a direction inconsistent with such request, within 60 days after such notice, request and offer (Section 807). However, such limitations do not apply to a suit instituted by a Holder of a Debt Security for the enforcement of payment of the principal of or any premium or interest on such Debt Security on or after the applicable due date specified in such Debt Security (Section 808).

               The  Company will  be required to  furnish to  the Debenture
          Trustee annually a statement by an appropriate officer as to such officer's knowledge of the Company's compliance with all conditions and covenants under the Indenture, such compliance to be determined without regard to any period of grace or requirement of notice under the Indenture (Section 606).

               MODIFICATION AND WAIVER

               Without the consent of any Holder of Debt Securities, the Company and the Debenture Trustee may enter into one or more supplemental indentures for any of the following purposes: (a) to evidence the assumption by any permitted successor to the Company of the covenants of the Company in the Indenture and in the Debt Securities; or (b) to add one or more covenants of the Company or other provisions for the benefit of the Holders of outstanding Debt Securities or to surrender any right or power conferred upon the Company by the Indenture; or (c) to add any additional Events of Default with respect to outstanding Debt Securities; or (d) to change or eliminate any provision of the Indenture or to add any new provision to the Indenture, provided that if such change, elimination or addition will adversely affect the interests of the Holders of Debt Securities of any series in any material respect, such change, elimination or addition will become effective with respect to such series only (1) when the consent of the Holders of Debt Securities of such series has been obtained in accordance with the Indenture, or (2) when no Debt Securities of such series remain outstanding under the Indenture; or (e) to provide collateral security for all but not part of the Debt Securities; (f) to establish the form or terms of Debt Securities of any other series as permitted by the Indenture; or
          (g) to provide for the authentication and delivery of bearer securities and coupons appertaining thereto representing interest, if any, thereon and for the procedures for the registration, exchange and replacement thereof and for the giving of notice to, and the solicitation of the vote or consent of, the Holders thereof, and for any and all other matters incidental thereto; or (h) to evidence and provide for the acceptance of appointment of a successor Debenture Trustee under the Indenture with respect to the Debt Securities of one or more series and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or to facilitate the administration of the trusts under the Indenture by more than one trustee; or
          (i) to provide for the procedures required to permit the utilization of a noncertificated system of registration for the Debt Securities of all or any series; or (j) to change any place where (1) the principal of and premium, if any, and interest, if any, on all or any series of Debt Securities shall be payable,
          (2) all or any series of Debt Securities may be surrendered for registration of transfer or exchange and (3) notices and demands to or upon the Company in respect of Debt Securities and the Indenture may be served; or (k) to cure any ambiguity or inconsistency or to add or change any other provisions with respect to matters and questions arising under the Indenture, provided such changes or additions shall not adversely affect the interests of the Holders of Debt Securities of any series in any material respect (Section 1201).

               The Holders of at least a majority in aggregate principal amount of the Debt Securities of all series then outstanding may waive compliance by the Company with certain restrictive provisions of the Indenture (Section 607). The Holders of not less than a majority in principal amount of the outstanding Debt Securities of any series may waive any past default under the Indenture with respect to such series, except a default in the payment of principal, premium, or interest and certain covenants and provisions of the Indenture that cannot be modified or be amended without the consent of the Holder of each outstanding Debt Security of such series affected (Section 813).

               Without limiting the generality of the foregoing, if the Trust Indenture Act is amended after the date of the Indenture in such a way as to require changes to the Indenture or the incorporation therein of additional provisions or so as to permit changes to, or the elimination of, provisions which, at the date of the Indenture or at any time thereafter, were required by the Trust Indenture Act to be contained in the Indenture, the Indenture will be deemed to have been amended so as to conform to such amendment of the Trust Indenture Act or to effect such changes, additions or elimination, and the Company and the Debenture Trustee may, without the consent of any Holders, enter into one or more supplemental indentures to evidence or effect such amendment (Section 1201).

               Except as provided above, the consent of the Holders of not less than a majority in aggregate principal amount of the Debt Securities of all series then outstanding, considered as one class, is required for the purpose of adding any provisions to, or changing in any manner, or eliminating any of the provisions of, the Indenture or modifying in any manner the rights of the Holders of such Debt Securities under the Indenture pursuant to one or more supplemental indentures; provided, however, that if less than all of the series of Debt Securities outstanding are directly affected by a proposed supplemental indenture, then the consent only of the Holders of a majority in aggregate principal amount of outstanding Debt Securities of all series so directly affected, considered as one class, will be required; and provided further, that no such amendment or modification may (a) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Debt Security, or reduce the principal amount thereof or the rate of interest thereon (or the amount of any installment of interest thereon) or change the method of calculating such rate or reduce any premium payable upon the redemption thereof, or change the coin or currency (or other property) in which any Debt Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the

          Stated Maturity of any Debt Security (or, in the case of redemption, on or after the redemption date) without, in any such case, the consent of the Holder of such Debt Security, (b) reduce the percentage in principal amount of the outstanding Debt Security of any series, (or, if applicable, in liquidation preference of Preferred Securities) the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with any provision of the Indenture or any default thereunder and its consequences, or reduce the requirements for quorum or voting, without, in any such case, the consent of the Holder of each outstanding Debt Security of such series, or (c) modify certain of the provisions of the Indenture relating to supplemental indentures, waivers of certain covenants and waivers of past defaults with respect to the Debt Security of any series, without the consent of the Holder of each outstanding Junior Subordinated Debenture affected thereby. A supplemental indenture which changes or eliminates any covenant or other provision of the Indenture which has expressly been included solely for the benefit of one or more particular series of Debt Securities, or modifies the rights of the Holders of Debt Securities of such series with respect to such covenant or other provision, will be deemed not to affect the rights under the Indenture of the Holders of the Debt Securities of any other series (Section 1202).

               The Indenture provides that in determining whether the Holders of the requisite principal amount of the outstanding Debt Securities have given any request, demand, authorization, direction, notice, consent or waiver under the Indenture, or whether a quorum is present at the meeting of the Holders of Debt Securities, Debt Securities owned by the Company or any other obligor upon the Debt Securities or any affiliate of the Company or of such other obligor (unless the Company, such affiliate or such obligor owns all Debt Securities outstanding under the Indenture, determined without regard to this provision) shall be disregarded and deemed not to be outstanding.

               If the Company shall solicit from Holders any request, demand, authorization, direction, notice, consent, election, waiver or other Act, the Company may, at its option, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other such act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of the outstanding Debt Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Debt Securities shall be computed as of the record date. Any request, demand, authorization, direction, notice, consent, election, waiver or other Act of a Holder shall bind every future Holder of the same Debt Security and the Holder of every Debt Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Debenture Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Debt Security (Section
          104).

               RESIGNATION OF DEBENTURE TRUSTEE

               The Debenture Trustee may resign at any time by giving written notice thereof to the Company or may be removed at any time by Act of the Holders of a majority in principal amount of all series of Debt Securities then outstanding delivered to the Debenture Trustee and the Company. No resignation or removal of the Debenture Trustee and no appointment of a successor trustee will become effective until the acceptance of appointment by a successor trustee in accordance with the requirements of the Indenture. So long as no Event of Default or event which, after notice or lapse of time, or both, would become an Event of Default has occurred and is continuing and except with respect to a Debenture Trustee appointed by Act of the Holders, if the Company has delivered to the Debenture Trustee a resolution of its Board of Directors appointing a successor trustee and such successor has accepted such appointment in accordance with the terms of the Indenture, the Trustee will be deemed to have resigned and the successor will be deemed to have been appointed as trustee in accordance with the Indenture (Section 910).

               NOTICES

               Notices to Holders of Debt Securities will be given by mail to the addresses of such Holders as they may appear in the security register therefor.

               TITLE

               The Company, the Debenture Trustee, and any agent of the Company or the Debenture Trustee, may treat the Person in whose name Debt Securities are registered as the absolute owner thereof (whether or not such Debt Securities may be overdue) for the purpose of making payments and for all other purposes irrespective of notice to the contrary.

               GOVERNING LAW

               The Indenture and the Debt Securities will be governed by, and construed in accordance with, the laws of the State of New York.

               REGARDING THE DEBENTURE TRUSTEE

               The Debenture Trustee under the Indenture is The Bank of New York. In addition to acting as Debenture Trustee under the Indenture, The Bank of New York acts as trustee under the
          Company's Mortgage and Deed of Trust with respect to substantially all the properties of the Company, which secures the Company's first mortgage bonds. In addition, The Bank of New York acts as Property Trustee under the Trust Agreement and as Guarantee Trustee under the Guarantee. The Bank of New York (Delaware) acts as the Delaware Trustee under the Trust Agreement. See DESCRIPTION OF THE PREFERRED SECURITIES - "Concerning the Property Trustee."



                DESCRIPTION OF CERTAIN TERMS OF THE DEPOSITARY SHARES

               In addition to terms described above under PROSPECTUS SUMMARY - "Comparison of Preferred Securities and Depositary Shares," the following terms apply to the Depositary Shares:

               VOTING RIGHTS

               Texas Utilities, as the only Holder of Common Stock of the Company, has sole voting power, except as indicated below or as otherwise required by law. If any four full quarterly dividends on the Company's Preferred Stock, including either series of Underlying Preferred, are in default, the Holders of shares of all outstanding shares of the Preferred Stock become entitled, as one class, to elect a majority of the Board of Directors, which right does not terminate until full dividends have been provided for all past periods. When entitled to vote, the Holders of the Preferred Stock shall have one vote for each share held. No Preferred Stock dividends are currently in default.

               The Depositary for the Depositary Shares will endeavor insofar as practicable to vote the Underlying Preferred in accordance with the instructions of the Holders of the Depositary Shares. It will vote those shares of Underlying Preferred as to which it has received no instruction in conformity with the instructions it has received from the majority of Holders of Depositary Shares which have given instructions.

               Without the consent of the Holders of at least two-thirds of the total number of shares of Preferred Stock, the Company may not:

               (A) create or authorize any new stock ranking prior to Preferred Stock as to dividends or in liquidation, dissolution, winding up or distribution, or create or authorize any security convertible into shares of any such stock; or

               (B) amend, alter, change or repeal any of the express terms of Preferred Stock then outstanding in a manner substantially prejudicial to the Holders thereof; provided, however, that if such amendment, alteration, or change effects less than all series of Preferred Stock, only the consent of the Holders of two-thirds of the aggregate of the series so affected shall be required.

               In addition, without the consent of the Holders of a majority of Preferred Stock, voting separately as a class, or if Holders of one-third of Preferred Stock vote against such action, the Company may not:

               (A) issue additional shares of Preferred Stock or stock ranking prior to or on a parity therewith, (1)(i) unless net income (determined after provisions for taxes and depreciation) available for the payment of all dividends for a period of twelve consecutive calendar months within the fifteen calendar months immediately preceding the issuance is at least 2 times the annual dividend requirements on all outstanding shares of Preferred Stock and stock ranking equal or prior thereto, including the shares proposed to be issued, and (ii) unless the gross income for said period (after provisions for taxes and depreciation) available for the payment of interest is at least 1 1/2 times the
          sum   of  the   annual  interest   charges  on   all  outstanding
          indebtedness  and   the  annual  dividend  requirements   on  all
          outstanding shares of Preferred Stock and stock ranking equal or prior thereto, including the shares proposed to be issued; (2) unless the aggregate capital applicable to common stock and surplus shall not be less than the aggregate capital applicable to Preferred Stock and stock ranking on a parity therewith, including the shares proposed to be issued; (3) unless for a period of twelve consecutive months out of the immediately preceding fifteen months net earnings, before income taxes, available for the payment of interest shall have been at least 1 1/2 times the sum of the annual interest charges on indebtedness to be outstanding immediately after the issuance of such shares and the annual dividend requirement on Preferred Stock and stock ranking equal or prior thereto, including the shares proposed to be issued; or (4) if such issuance would bring the aggregate stated value of all shares of Preferred Stock and stock ranking equal or prior thereto to be then outstanding to an amount in excess of the sum of the stated value of all outstanding stock junior to Preferred Stock and the amount of the Company's retained earnings; or

               (B) create or assume any unsecured debt (other than certain refunding debt) having a maturity of more than one year unless for a period of twelve consecutive months out of the immediately preceding fifteen months net earnings, before income taxes, available for the payment of interest shall have been at least 2 times the annual interest charges on debt having a maturity of more than one year to be then outstanding, or if the amount of unsecured debt having a maturity of more than one year shall thereupon exceed 25% of the Company's secured debt, capital stock and retained earnings; or

               (C) purchase or redeem any stock junior to Preferred Stock, except junior Preferred Stock at a price not more than the current redemption price when there is no continuing default in the payment of any dividend on Preferred Stock and except for any purchase of stock junior to the Preferred Stock under any employee benefit plan; or

               (D) pay any dividend on any stock junior to Preferred Stock which would reduce retained earnings to less than 1 1/2 times the annual dividend requirement on Preferred Stock and stock ranking equal or prior thereto.

               The Articles of Incorporation of the Company limit the payment of annual dividends on the common stock to (a) 50% of current net income available for such dividends when the common stock equity, as therein defined, is less than 20% of total capitalization, as therein defined, or would by the dividend be reduced to less than 20% of such total capitalization, or (b) 75% of such net income when such equity is or by the declaration of such dividend would become less than 25% but not less than 20% of such total capitalization. The payment of such dividends is unlimited when such equity is 25% or more of such total capitalization, except when such dividends would bring such equity within the limits specified in (a) and (b) above.

               LIQUIDATION RIGHTS

               In the event of any liquidation, dissolution or winding up of the Company, the Underlying Preferred, pari passu with all series of Preferred Stock then outstanding, shall have a preference over the Company's common stock until an amount equal to the then current liquidation price plus unpaid accumulated dividends shall have been paid.

               MISCELLANEOUS

               The  Underlying  Preferred   has  no  subscription   rights,
          conversion rights or preemptive rights.


                CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

               The following summary describes certain United States federal income tax consequences, as of the date hereof, of the ownership of Preferred Securities and the exchange of Depositary Shares for Preferred Securities plus a cash component or for cash only and represents the opinion of Reid & Priest LLP, counsel to the Company, insofar as it relates to matters of law or legal conclusions. Except where noted, it deals only with Preferred Securities held as capital assets and acquired pursuant to the Exchange Offer and does not deal with special situations, such as those of dealers in securities or currencies, financial institutions, life insurance companies, persons holding Preferred Securities as a part of a hedging or conversion transaction or a straddle, or United States Holders (as defined herein) whose "functional currency" is not the U.S. dollar or persons who are not United States Holders. In addition, this discussion does not address the tax consequences to persons who purchase Preferred Securities other than pursuant to their initial issuance and distribution. Furthermore, the discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended
          (Code), and regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified so as to result in federal income tax consequences different from those discussed below.

               ALL HOLDERS OF DEPOSITARY SHARES, INCLUDING PERSONS WHO ARE NOT UNITED STATES HOLDERS, AND ALL PERSONS WHO PURCHASE PREFERRED SECURITIES IN THE SECONDARY MARKET, ARE ADVISED TO CONSULT WITH THEIR TAX ADVISORS AS TO THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE EXCHANGE OF DEPOSITARY SHARES FOR PREFERRED SECURITIES AND CASH OR FOR CASH ONLY AND OF THE OWNERSHIP AND DISPOSITION OF PREFERRED SECURITIES IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, AS WELL AS THE EFFECT OF ANY STATE, LOCAL OR OTHER TAX LAWS.

               UNITED STATES HOLDERS

               As used herein, a "United States Holder" means a Holder that is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate or trust the income of which is subject to United States federal income taxation regardless of its source.

               CLASSIFICATION OF TU ELECTRIC CAPITAL

               Reid & Priest LLP, special counsel to the Company and TU Electric Capital, is of the opinion that, under current law and assuming full compliance with the terms of the Indenture and the Declaration (and certain other documents), TU Electric Capital will be classified as a "grantor trust" for federal income tax purposes and will not be classified as an association taxable as a corporation. Each Holder will be treated as owning an undivided beneficial interest in the Junior Subordinated Debentures. Accordingly, each Holder will be required to include in its gross income the OID accrued with respect to its allocable share of Junior Subordinated Debentures as described below. Investors should be aware that the opinion of Reid & Priest LLP does not address any other issue and is not binding on the Internal Revenue Service or the courts.

               Classification of the Junior Subordinated Debentures

               Based on the advice of its counsel, the Company believes and intends to take the position that the Junior Subordinated Debentures will constitute indebtedness for United States federal income tax purposes. No assurance can be given that such position will not be challenged by the Internal Revenue Service or, if challenged, that such a challenge will not be successful. By exchanging Depositary Shares for Preferred Securities, each Holder covenants to treat the Junior Subordinated Debentures as indebtedness and the Preferred Securities as evidence of an indirect beneficial ownership in the Junior Subordinated Debentures. The remainder of this discussion assumes that the Junior Subordinated Debentures will be classified as indebtedness of the Company for United States federal income tax purposes.

               EXCHANGE OF DEPOSITARY SHARES FOR PREFERRED SECURITIES AND CASH OR FOR CASH ONLY

               The  exchange  of  Depositary  Shares  either for  Preferred
          Securities plus a cash component or for cash alone pursuant to the Exchange Offer will be a taxable transaction. In the event of an exchange for Preferred Securities and cash, gain or loss will be recognized in an amount equal to the difference between the fair market value of the Preferred Securities at the time of the exchange plus the cash received, including the Payment in Lieu of Accumulated Dividends, and the exchanging Holder's tax basis in the Depositary Shares exchanged therefor. In the event of an exchange for cash only, gain or loss will be recognized in an amount equal to the difference between the cash received and the selling Holder's cash basis in the Depositary Shares surrendered. In the case of a United States Holder who owns (actually or constructively) solely Depositary Shares, or not more than one percent of the Depositary Shares outstanding and not more than one percent of any other class of the Company's capital stock, any such gain recognized will be long-term capital gain or loss if the Depositary Shares have been held for more than one year as of such date. A United States Holder's aggregate tax basis in the Preferred Securities will be equal to the fair market value of the Preferred Securities at the time of the exchange.

               Holders of the Depositary Shares owning (actually or constructively) more than one percent of any class of the Company's stock are advised to consult their own tax advisors as to the income tax consequences of exchanging Preferred Securities for Depositary Shares.

               ORIGINAL ISSUE DISCOUNT

               Under the  terms of the Junior  Subordinated Debentures, the
          Company has the option to defer payments of interest for up to 20 consecutive quarterly distribution payment periods and to pay as a lump sum at the end of such period all of the interest that has accrued during such period. During any such Extension Period, distributions on the Preferred Securities will also be deferred. Because of this option to extend the interest payment periods, all of the stated distribution payments on the Preferred Securities will be treated as OID. As a result, United States Holders will be required to accrue interest income even if they use the cash method of tax accounting. In the event of an
          Extension Period, a United States Holder will be required to continue to include OID in income on an economic accrual basis notwithstanding that TU Electric Capital will not make any distribution payments on the Preferred Securities.

               In addition, the amount of OID will be increased or decreased if the "issue price" of the Junior Subordinated Debentures (fair market value of the Preferred Securities at the time of the exchange, which will not include the additional cash component and the Payment in Lieu of Accumulated Dividends ) is less than or greater than their stated principal amount. In the event that the issue price of the Junior Subordinated Debentures is less than their stated principal amount, the Treasury Regulations may be read to require a recalculation of the amount of OID for each period that the Company does not exercise its right to extend the interest payment. This recalculation could result in minor adjustments to the amount of OID taxable to the Holders for such period.


               RECEIPT OF JUNIOR SUBORDINATED DEBENTURES OR CASH UPON LIQUIDATION OF TU ELECTRIC CAPITAL

               Under certain circumstances, as described under the caption DESCRIPTION OF THE PREFERRED SECURITIES - "Tax Event Distribution or Redemption," Junior Subordinated Debentures may be distributed to Holders of Preferred Securities in exchange for the Preferred Securities and in liquidation of TU Electric Capital. Under current law, for United States federal income tax purposes, such a distribution would be treated as a non-taxable event to each United States Holder, and each United States Holder would receive an aggregate tax basis in the Junior Subordinated Debentures equal to such Holder's aggregate tax basis in its Preferred Securities. A United States Holder's holding period for the Junior Subordinated Debentures received in liquidation of TU Electric Capital would include the period during which such Holder held the Preferred Securities.

               Under certain circumstances, as described under the caption DESCRIPTION OF THE PREFERRED SECURITIES - "Redemption of Preferred Securities," Junior Subordinated Debentures may be redeemed for cash and the proceeds of such redemption distributed to Holders of Preferred Securities in redemption of the Preferred Securities. Under current law for United States federal income tax purposes, such a redemption would constitute a taxable disposition of the redeemed Preferred Securities, and a United States Holder would recognize gain or loss as if such Holder had sold such redeemed Preferred Securities. See "Sale, Exchange and Retirement of the Preferred Securities."

               SALE, EXCHANGE AND RETIREMENT OF THE PREFERRED SECURITIES

               Upon the sale, exchange or retirement of Preferred Securities, a United States Holder will recognize gain or loss equal to the difference between the amount realized upon the sale, exchange or retirement and such Holder's adjusted tax basis in the Preferred Securities. A United States Holder's adjusted tax basis in Preferred Securities will, in general, be the United States Holder's initial basis therein, increased by OID or market discount previously included in income by the United States Holder and reduced by any amortized premium and any cash payments on the Preferred Securities. Except with respect to market discount, such gain or loss will be capital gain or loss and will be long-term capital gain or loss if at the time of sale, exchange or retirement, the Preferred Securities have been held for more than one year. Under current law, net capital gains of individuals are, under certain circumstances, taxed at lower rates than items of ordinary income. The deductibility of capital losses is subject to limitations.

               BACKUP WITHHOLDING AND INFORMATION REPORTING

               In general, information reporting requirements will apply to
          (i) certain payments of liquidation preference or distributions paid on the Preferred Securities, (ii) the gross proceeds from the exchange of Depositary Shares either for Preferred Securities plus a cash component (including the Payment in Lieu of Accumulated Dividends) or for cash only pursuant to the Exchange Offer, and (iii) the proceeds of sale of the Preferred Securities made to United States Holders other than certain exempt recipients (such as corporations). A 31% backup withholding tax will apply to payments described in the preceding sentence if the United States Holder fails to provide a taxpayer identification number or certification of exempt status or fails to report in full dividend and interest income. It is anticipated that persons who hold Preferred Securities as nominees for beneficial holders will report the required tax information to beneficial holders on Form 1099.

               Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against such Holder's United States federal income tax liability provided the required information is furnished to the IRS.


                                       EXPERTS

               The financial statements and financial statement schedules included in the 1994 10-K, incorporated herein by reference, have been audited by Deloitte & Touche LLP, Independent Auditors, as stated in their report included in such 1994 10-K, and have been incorporated by reference herein in reliance upon such report given upon the authority of that firm as experts in accounting and auditing.

               With respect to the unaudited interim financial information included in the Company's Quarterly Reports on Form 10-Q incorporated herein by reference, Deloitte & Touche LLP has applied limited procedures in accordance with professional standards for reviews of such information. However, as stated in any of their reports that are included in the Company's Quarterly Reports on Form 10-Q, incorporated herein by reference, they did not audit and they do not express an opinion on that interim financial information. Deloitte & Touche LLP is not subject to the liability provisions of Section 11 of the 1933 Act for any of its reports on such unaudited interim financial information because those reports are not "reports" or a "part" of the Registration Statement filed under the 1933 Act with respect to the Preferred Securities prepared or certified by an accountant within the meaning of Sections 7 and 11 of the 1933 Act.

               The statements made in the Company's latest Annual Report on Form 10-K under Part I, Item 1 - Business-Regulation and Rates and Environmental Matters, incorporated herein by reference, have been reviewed by Worsham, Forsythe & Wooldridge, L.L.P., Dallas, Texas, General Counsel for the Company. All of such statements are set forth or incorporated by reference herein in reliance upon the opinion of that firm given upon their authority as experts. At June 30, 1995, members of the firm of Worsham, Forsythe & Wooldridge, L.L.P. owned approximately 47,000 shares of the common stock of Texas Utilities. Statements as to United States federal income taxation under CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES herein have been passed upon for the Company and TU Electric Capital by Reid & Priest LLP, New York, New York, of counsel to the Company.

                                       LEGALITY

               Certain matters of  Delaware law relating to the validity of
          the  Preferred  Securities,  the  enforceability  of   the  Trust
          Agreement and the creation of TU Electric Capital are being passed upon by Richards, Layton & Finger, Special Delaware counsel for the Company and TU Electric Capital. The legality of the other securities offered hereby will be passed upon for the Company and TU Electric Capital by Worsham, Forsythe & Wooldridge, L.L.P. and by Reid & Priest LLP, and for the Underwriters by Winthrop, Stimson, Putnam & Roberts, New York, New York. However, all matters pertaining to incorporation of the Company and all other matters of Texas law will be passed upon only by Worsham, Forsythe & Wooldridge, L.L.P.


                               The Exchange Agent is:
                     CHEMICAL MELLON SHAREHOLDER SERVICES, L.L.C.

                     BY HAND:                     BY OVERNIGHT COURIER:
           Office Hours: 9:00 a.m. 5:00        Chemical Mellon Shareholder
          p.m.                               Services, L.L.C.
               (New York City Time)

            Chemical Mellon Shareholder         Reorganization Department
          Services, L.L.C.                         85 Challenger Road
             Reorganization Department         Ridgefield Park, New Jersey
                   120 Broadway              07660
                    13th Floor
             New York, New York 10271

                                       BY MAIL:
                      (registered or certified mail recommended)
                     Chemical Mellon Shareholder Services, L.L.C.
                              Reorganization Department
                                     P.O. Box 817
                                   Midtown Station
                               New York, New York 10018

                                Facsimile Transmission
                                    (201) 296-4293
                           (For Eligible Institutions Only)

            Confirm Receipt of Notice of Guaranteed Delivery by Telephone:
                                    (201) 296-4209

                Any questions or requests for assistance or additional copies of this Prospectus, Letters of Transmittal and the
           Notice of Guaranteed Delivery may be directed to the Information Agent or the Dealer Managers at their respective telephone numbers and locations set forth below. You may also contact your broker, dealer, commercial bank or trust company or other nominee for assistance concerning the Exchange Offer.


                              The Information Agent is:
                                D.F. KING & CO., INC.

                                   77 Water Street
                                      20th Floor
                              New York, New York  10005

                           Banks and Brokers call collect:
                                    (212) 269-5550
                              All others call toll-free:
                                    (800) 697-6974

                   The Dealer Managers for the Exchange Offer are:


          Merrill Lynch &  Goldman, Sachs &   Lehman Brothers Smith Barney
                Co.               Co.                             Inc.
                                       PART II.

                        INFORMATION NOT REQUIRED IN PROSPECTUS

          ITEM 20. Indemnification of Directors and Officers.

               Article IX of the Restated Articles of Incorporation of the Company provides as follows:

                    "The  Corporation  shall  reimburse  or  indemnify  any
               former, present or future director, officer or employee of the Corporation, or any person who may have served at its request as a director, officer or employee of another corporation, or any former, present or future director, officer or employee of the Corporation who shall have served or shall be serving as an administrator, agent or fiduciary for the Corporation or for another corporation at the request of the Corporation (and his heirs, executors and administrators) from and against all expenses and liabilities incurred by him or them, or imposed on him or them, including, but not limited to, judgments, settlements, court costs and attorneys' fees, in connection with, or arising out of, the defense of any action, suit or proceeding in which he may be involved by reason of his being or having been such director, officer or employee, except with respect to matters as to which he shall be adjudged in such action, suit or proceeding to be liable because he did not act in good faith, or because of dishonesty or conflict of interest in the performance of his duty.

                    "No former,  present  or future  director,  officer  or
               employee of the Corporation (or his heirs, executors and administrators) shall be liable for any act, omission, step or conduct taken or had in good faith, which is required, authorized or approved by any order or orders issued pursuant to the Public Utility Holding Company Act of 1935, the Federal Power Act, or any other federal or state statute regulating the Corporation or its subsidiaries, or any amendments to any thereof. In any action, suit or proceeding based on any act, omission, step or conduct, as in this paragraph described, the provisions hereof shall be brought to the attention of the court. In the event that the foregoing provisions of this paragraph are found by the court not to constitute a valid defense, each such director, officer or employee (and his heirs, executors and administrators) shall be reimbursed for, or indemnified against, all expenses and liabilities incurred by him or them, or imposed on him or them, including, but not limited to, judgments, settlements, court costs and attorneys' fees, in connection with, or arising out of, any such action, suit or proceeding based on any act, omission, step or conduct taken or had in good faith as in this paragraph described.

                    "The foregoing  rights shall not be  exclusive of other
               rights to which any such director, officer or employee (or his heirs, executors and administrators) may otherwise be entitled under any bylaw, agreement, vote of shareholders or otherwise, and shall be available whether or not the director, officer or employee continues to be a director, officer or employee at the time of incurring such expenses and liabilities. In furtherance, and not in limitation of the foregoing provisions of this Article IX, the Corporation may indemnify and insure any such persons to the fullest extent permitted by the Texas Business Corporation Act, as amended from time to time, or the laws of the State of Texas, as in effect from time to time."

               Article 2.02-1 of the Texas Business Corporation Act permits the Company, in certain circumstances, to indemnify any present or former director, officer, employee or agent of the Company against judgments, penalties, fines, settlements and reasonable expenses incurred in connection with a proceeding in which any such person was, is or is threatened to be, made a party by reason of holding such office or position, but only to a limited extent for obligations resulting from a proceeding in which the person is found liable on the basis that a personal benefit was improperly received or in circumstances in which the person is found liable in a derivative suit brought on behalf of the Company.

               Article X of the Articles of Incorporation of the Company provides as follows:

                    "A director of the Corporation  shall not be liable  to
               the Corporation or its shareholders for monetary damages for any act or omission in the director's capacity as a director, except that this provision does not eliminate or limit the liability of a director for:

                         (a) a breach of a director's duty of loyalty to the Corporation or its shareholders;

                         (b) an  act  or omission  not in  good faith  that
                    constitutes  a  breach of  duty  of a  director  to the
                    Corporation or an act or omission that involved intentional misconduct or a knowing violation of the law;

                         (c) a transaction from which a director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office; or

                         (d) an  act or omission for which the liability of
                    a director is expressly provided for by statute.

               If the laws of the State of Texas are amended to authorize action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by such laws as so amended. Any repeal or modification of this Article X shall not adversely affect any right of protection of a director of the
               Corporation  existing   at  the  time  of   such  repeal  or
               modification."

               Section 18 of the Company's bylaws provides as follows:

                    "Section  18.  Insurance,  Indemnification   and  Other
               Arrangements.  Without  further  specific  approval  of  the shareholders of the Corporation, the Corporation may purchase, enter into, maintain or provide insurance, indemnification or other arrangements for the benefit of any person who is or was a director, officer, employee or agent of the Corporation or is or was serving another entity at the request of the Corporation as a director, officer, employee, agent or otherwise, to the fullest extent permitted by the laws of the State of Texas, including without limitation Art. 2.02-1 of the Texas Business Corporation Act or any successor provision, against any liability asserted against or incurred by any such person in any such capacity or arising out of such person's service in such capacity whether or not the Corporation would otherwise have the power to indemnify against any such liability under the Texas Business Corporation Act. If the laws of the State of Texas are amended to authorize the purchase, entering into, maintaining or providing of insurance, indemnification or other arrangements in the nature of those permitted hereby to a greater extent than presently permitted, then the Corporation shall have the power and authority to purchase, enter into, maintain and provide any additional arrangements in such regard as shall be permitted from time to time by the laws of the State of Texas without further approval of the shareholders of the Corporation. No repeal or modification of such laws or this Section 18 shall adversely affect any such arrangement or right to indemnification existing at the time of such repeal or modification."

               The Company has entered into agreements with its officers and directors which provide, among other things, for their indemnification by the Company to the fullest extent permitted by Texas law, unless a final adjudication establishes that the indemnitee's acts were committed in bad faith, were the result of active and deliberate dishonesty or that the indemnitee personally gained a financial profit to which the indemnitee was not legally entitled. These agreements further provide, under certain circumstances, for the advancement of expenses and the implementation of other arrangements for the benefit of the indemnitee.

               The Company has insurance covering its expenditures which might arise in connection with its lawful indemnification of its directors and officers for their liabilities and expenses.

          Directors and officers of the Company also have insurance which insures them against certain other liabilities and expenses.

          ITEM 21. Exhibits.

              PREVIOUSLY FILED*
              ______________________
              WITH
              FILE      AS
  EXHIBIT     NUMBER  EXHIBIT
  _______     _______ _______


  1(a)                           --     Form of Dealer Manager Agreement.
  3(a)        0-11442  3(a)      --     Restated   Articles  of
                                        Incorporation   of  the
                                        Company
              Form 10-K
              1993
  3(b)        33-64694 4(c)      --     Bylaws of  the Company,
                                        as amended.

**3(c)                           --     Trust  Agreement  relating  to  the
                                        Preferred Securities.
  4(a)                           --     Form of Amended and  Restated Trust
                                        Agreement relating to the Preferred
                                        Securities.
  4(b)                           --     Form of Indenture  relating to  the
                                        Junior Subordinated Debentures.
  4(c)                           --     Form of Guarantee Agreement.
  4(d)                           --     Form  of  Agreement as  to Expenses
                                        and Liabilities.
  4(e)                           --     Form   of   Officers'   Certificate
                                        establishing Debentures.
  4(f)                           --     Form of Preferred Securities.
  4(g)                           --     Form of Letter of Transmittal
**5(a)                           --     Opinion  of   Worsham,  Forsythe  &
                                        Wooldridge, L.L.P., General Counsel
                                        for the Company.
**5(b)
   and 8                         --     Opinion  of Reid  & Priest  LLP, of
                                        counsel to the Company.
**5(c)                           --     Opinion   of  Richards,   Layton  &
                                        Finger, Special Delaware Counsel to
                                        the   Company   and   TU   Electric
                                        Capital.
**12(a)                          --     Computation of Ratio of Earnings to
                                        Fixed Charges of the Company.
  12(b)                          --     Computation of Ratio of Earnings to
                                        Fixed    Charges   and    Preferred
                                        Dividends of the Company.
**15                             --     Letter  of  Deloitte  & Touche  LLP
                                        regarding    unaudited    condensed
                                        interim financial information.
  23(a)                          --     Independent Auditors' Consent.

**23(b)                          --     Consents  of  Worsham,  Forsythe  &
                                        Wooldridge,  L.L.P., Reid  & Priest
                                        LLP and Richards,  Layton &  Finger
                                        are  contained  in  Exhibits  5(a),
                                        5(b) and 5(c), respectively.
**24                             --     Power of Attorney.
**25(a)                          --     Statement on Form  T-1 of The  Bank
                                        of New York relating to Amended and
                                        Restated Trust Agreement.
**25(b)                          --     Statement on Form  T-1 of The  Bank
                                        of New York relating to Indenture.
**25(c)                          --     Statement  on Form T-1  of The Bank
                                        of New York  relating to  Guarantee
                                        Agreement.
  99(a)                          --     Form of Exchange Agent Agreement.
  99(b)                          --     Form of letter to Brokers, Dealers,
                                        Commercial  Banks, Trust  Companies
                                        and Other Nominees.
  99(c)                          --     Form   of   letter  from   Brokers,
                                        Dealers,  Commercial  Banks,  Trust
                                        Companies  and  Other  Nominees  to
                                        their clients.
  99(d)                          --     Form   of   Notice  of   Guaranteed
                                        Delivery.
  99(e)                          --     Form     of     Guidelines      for
                                        Certification      of      Taxpayer
                                        Identification Number on Substitute
                                        Form W-9.
  99(f)                          --     Form   of  Questions   and  Answers
                                        relating to the Offer.
  99(g)                          --     Form   of   Notice   of  Offer   to
                                        Exchange.

          -----------------------
          *Incorporated herein by reference.
          **Previously Filed.



          ITEM 22. Undertakings.

                 The undersigned registrant hereby undertakes:

                         (1) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                         (2)    That,  for  purposes   of  determining  any
                 liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

                         (3) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                         (4) That, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES


                 THE  REGISTRANT HAS  DULY  CAUSED  THIS AMENDMENT  TO  THE
          REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK, AND STATE OF NEW YORK, ON THE 7TH DAY OF NOVEMBER, 1995.



                                        Texas Utilities Electric Company

                                        By  /s/ Robert J. Reger, Jr.

                                        __________________________________
                                        Robert J. Reger, Jr.
                                        (Attorney-in-Fact)


            This amendment to the registration statement has been signed below by the following persons in the capacities and on the date indicated.

          Signatures                        Title                Date


             /s/ Erle Nye*
          -------------------------------                       November 7,
          1995
          (Erle Nye, Chairman of the Board  Principal Executive
          and Chief Executive)              Officer and Director


            /s/ H. Dan Farell*
          --------------------------------  Principal FinancialNovember  7,
          1995
          (H. Dan Farell, Senior Vice President)                Officer and
          Director


            s/ Marc D. Moseley*
          --------------------------------  Principal AccountingNovember 7,
          1995
          (Marc D. Moseley, Controller)     Officer


            /s/ T. L. Baker*
          ---------------------------------                     Director
          November 7, 1995
          (T. L. Baker)


            /s/ J. S. Farrington*

          ---------------------------------                     Director
          November 7, 1995
          (J. S. Farrington)


            /s/ H. Jarrell Gibbs*
          ---------------------------------                     Director
          November 7, 1995
          (H. Jarrell Gibbs)                Director


            /s/ John U. Martin*
          ---------------------------------                     Director
          November 7, 1995
          (John U. Martin)


            /s/ Michael D. Spence*
          ---------------------------------                     Director
          November 7, 1995
          (Michael D. Spence)


            /s/ W. M. Taylor*
          ---------------------------------                     Director
          November 7, 1995
          (W. M. Taylor)


           /s/ E. L. Watson*
          ---------------------------------                     Director
          November 7, 1995
          (E. L. Watson


          * By/s/ Robert J. Reger, Jr.
             ----------------------------
                  Robert J. Reger, Jr.
                   (Attorney-in-Fact)

                                      SIGNATURES


               THE  REGISTRANT  HAS  DULY  CAUSED  THIS  AMENDMENT  TO  THE
          REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK, AND STATE OF NEW YORK, ON THE 7TH DAY OF NOVEMBER, 1995.



                                               TU ELECTRIC CAPITAL I

                                               By:     /S/ROBERT J.  REGER,
          JR.
                                               ----------------------------
          ---------                                                 ROBERT
          J. REGER, JR.
                                                  (ATTORNEY-IN-FACT)

          (ATTORNEY-IN-FACT)

                                        EXHIBIT INDEX

          1(a)                --        Form of Dealer Manager Agreement.
          4(a)                --        Form of Amended  and Restated Trust
                                        Agreement relating to the Preferred
                                        Securities.
          4(b)                --        Form of Indenture  relating to  the
                                        Junior Subordinated Debentures.
          4(c)                --        Form of Guarantee Agreement.
          4(d)                --        Form of  Agreement as  to  Expenses
                                        and Liabilities.
          4(e)                --        Form   of   Officers'   Certificate
                                        establishing Debentures.
          4(f)                --        Form of Preferred Securities.
          4(g)                --        Form of Letter of Transmittal
         12(b)                --        Computation of Ratio of Earnings to
                                        Fixed Charges and Preferred Dividends
                                        of the Company
          23(a)          --   Independent Auditors' Consent.
          99(a)          --   Form of Exchange Agent Agreement.
          99(b)          --   Form   of   letter   to   Brokers,   Dealers,
                              Commercial Banks, Trust  Companies and  Other
                              Nominees.
          99(c)          --   Form  of   letter  from   Brokers,   Dealers,
                              Commercial Banks, Trust  Companies and  Other
                              Nominees to their clients.
          99(d)          --   Form of Notice of Guaranteed Delivery.
          99(e)          --   Form  of  Guidelines   for  Certification  of
                              Taxpayer Identification  Number on Substitute
                              Form W-9.
          99(f)          --   Form of Questions and Answers relating to the
                              Offer.
          99(g)          --   Form of Notice of Offer to Exchange.